                       PENNSYLVANIA PRESSED METALS, INC.

                                  SAVINGS PLAN

                           EFFECTIVE JANUARY 1, 1992

                               TABLE OF CONTENTS
- --------------------------------------------------------------------------------

PREAMBLE ..................................................................    1

ARTICLE 1 - DEFINITIONS ...................................................    2

ARTICLE 2 - PARTICIPATION .................................................   11

        2.01    Participation .............................................   11
        2.02    Notice and Enrollment .....................................   12
        2.03    Change in Employment Status ...............................   13

ARTICLE 3 - DETERMINATION OF SERVICE ......................................   15

        3.01    Service in General ........................................   15
        3.02    Year of Service for Participation .........................   17
        3.03    Break in Service ..........................................   18
        3.04    Disregarded Service .......................................   18

ARTICLE 4 - EMPLOYER CONTRIBUTIONS ........................................   20

        4.01    Participant Pre-Tax Contributions .........................   20
        4.02    Employer Matching Contributions ...........................   21
        4.03    Employer Retirement Contributions .........................   21
        4.04    Rollover Contributions ....................................   22

ARTICLE 5 - LIMITATIONS ON CONTRIBUTIONS ..................................   23

        5.01    Maximum Amount of Contributions ...........................   23
        5.02    Limitation on Annual Additions ............................   24
        5.03    Nondiscrimination Requirements Applicable
                to Participant Pre-Tax Contributions ......................   25
        5.04    Nondiscrimination Requirements Applicable
                to Employer Matching Contributions ........................   26
        5.05    Adjustments to Observe Limitations ........................   28
        5.06    Distribution of Excess Contributions ......................   29
        5.07    Distribution of Excess Deferrals ..........................   30
        5.08    Distribution of Excess Aggregate Contributions ............   32

ARTICLE 6 - PARTICIPANT ACCOUNTS ..........................................   34

        6.01    Accounts ..................................................   34
        6.02    Adjustment of Accounts ....................................   34
        6.03    Notice to Participants ....................................   35

                               TABLE OF CONTENTS
- --------------------------------------------------------------------------------

ARTICLE 7 - RIGHTS TO BENEFITS ............................................   36

        7.01    Normal and Late Retirement Benefits .......................   36
        7.02    Disability Retirement Benefit .............................   36
        7.03    Death Benefit .............................................   36
        7.04    Early Retirement Benefit ..................................   38
        7.05    Other Termination of Employment ...........................   38
        7.06    Restriction on In-Service Distributions ...................   39

ARTICLE 8 - DISTRIBUTION OF BENEFITS ......................................   40

        8.01    Distribution of Benefit ...................................   40

ARTICLE 9 - GENERAL PROVISIONS AFFECTING BENEFITS .........................   42

        9.01    Indirect Payment of Benefits ..............................   42
        9.02    Application for Benefits ..................................   42
        9.03    Claim and Appeal Procedure ................................   42
        9.04    Nonalienability of Benefits ...............................   43
        9.05    Joint Employment ..........................................   44
        9.06    Receipt and Release .......................................   44
        9.07    Unclaimed Account Procedure ...............................   44

ARTICLE 10 - IN-SERVICE DISTRIBUTIONS .....................................   46

        10.01   Hardship Distributions ....................................   46
        10.02   In-Service Distributions After Attainment of Age 59 1/2 ...   48

ARTICLE 11 - TRUST FUND ...................................................   49

        11.01   Appointment of Trustee ....................................   49
        11.02   Exclusive Benefit of Trust ................................   49
        11.03   Return of Contributions ...................................   49
        11.04   Investment of Trust Assets ................................   50

ARTICLE 12 - ADMINISTRATION OF PLAN .......................................   52

        12.01   Administrative Committee ..................................   52
        12.02   Nondiscriminatory Action ..................................   54
        12.03   Funding Policy and Method .................................   54
        12.04   Government Forms ..........................................   54
        12.05   Administrative Assistance of Employers ....................   55
        12.06   Delegation of Powers ......................................   55
        12.07   Expenses of Plan Administration ...........................   55

                                TABLE OF CONTENTS
- --------------------------------------------------------------------------------

ARTICLE 13 - RIGHTS AND OBLIGATIONS OF EMPLOYERS ..........................   56

        13.01   Adoption of Plan ..........................................   56
        13.02   Withdrawal ................................................   56
        13.03   Disclaimer of Employer Liability ..........................   56
        13.04   Employer-Employee Relationship ............................   56

ARTICLE 14 - AMENDMENTS AND TERMINATION ...................................   57

        14.01   Amendment of Plan .........................................   57
        14.02   Withdrawal of an Employer .................................   58
        14.03   Termination of Plan .......................................   59
        14.04   Asset Transfers ...........................................   60
        14.05   Mergers ...................................................   60

ARTICLE 15 - MISCELLANEOUS ................................................   62

        15.01   Information Between Committee and Trustee .................   62
        15.02   Payment Under Qualified Domestic Relations Order ..........   62
        15.03   Action by the Company .....................................   62
        15.04   Construction ..............................................   62
        15.05   Governing Law .............................................   62
        15.06   Trust Agreement ...........................................   62

ARTICLE 16 - TOP HEAVY PROVISIONS .........................................   63

        16.01   Applicability .............................................   63
        16.02   Determination of Top Heavy Status .........................   63
        16.03   Definitions ...............................................   63
        16.04   Minimum Annual Addition ...................................   67
        16.05   Adjustment of Limitation on Annual Addition ...............   67
        16.06   Change in Law .............................................   68

ARTICLE 17 - LOANS ........................................................   69

        17.01   Loans of Rollover and Pre-Tax Contributions ...............   69

                       PENNSYLVANIA PRESSED METALS, INC.
                                  SAVINGS PLAN
                            EFFECTIVE JANUARY 1,1992

                                    PREAMBLE
- --------------------------------------------------------------------------------


PURPOSE OF THE PLAN.
- --------------------

The purpose of this Plan, is to provide retirement income for Eligible Employees of Pennsylvania Pressed Metals, Inc. (the "Company") and such of its subsidiaries and affiliates that adopt the Plan with the approval of the Company through a program of Participant and Employer Contributions which are invested by the Trustee until such time as benefits are distributed under the Plan to a Participant or his Beneficiary.


PLAN AND TRUST INTENDED TO QUALIFY.
- -----------------------------------

This Plan and its related Trust are intended to qualify as a profit sharing plan and trust under Section 401(a) of the Internal Revenue Code of 1986. Subject to the provisions of Section 11.03, no part of the corpus or income of the Trust forming part of the Plan will be used for purposes other than for the exclusive benefit of Participants and their Beneficiaries.

                             ARTICLE 1- DEFINITIONS
- --------------------------------------------------------------------------------


The following terms shall have the following meanings unless a different meaning is clearly required by context:

1.01 ACCOUNT means any account established by the Committee with respect to this Plan under Section 6.01.

1.02 ANNUAL ADDITION means, in the case of any Participant, the sum for any Limitation Year of all Participant Pre-Tax Contributions, Employer Retirement Contributions, Employer Matching Contributions and amounts described under Section 415(l)(1) and 419A(d)(2) of the Code credited to the Participant's account for such year.

1.03 BENEFIT COMMENCEMENT DATE means, with respect to any distribution, the first day of the first period for which an amount is paid.

           (a) If a Participant does not elect to defer a distribution, the Benefit Commencement Date with respect to that distribution is the first day of the first quarter beginning on or after the date of the event on account of which the distribution is to be made.

           (b) If a Participant does elect to defer a distribution until after the Benefit Commencement Date described in paragraph (a), the Benefit Commencement Date for the deferred distribution is the first day of the first quarter beginning on or after the date to which the distribution has been deferred.

           (c) In no event shall an Benefit Commencement Date occur later than April 1st of the calendar year following the calendar year in which the Participant attains the age of 70 1/2.

1.04 APPLICABLE LAW means the Code or ERISA. (Also see Section 15.05 with respect to applicable State law).

1.05 BENEFICIARY means the person or persons (including a trust or the estate of a Participant) designated by a Participant to receive any death benefit pursuant to Section 7.03. A Participant may designate one or more persons as Primary Beneficiaries only or as Primary and Secondary Beneficiaries. If any Primary Beneficiaries survive the Participant, the entire death benefit will be paid to such surviving Primary Beneficiaries. If no Primary Beneficiaries survive the Participant, the entire death benefit will be paid to the Secondary Beneficiaries, if any, who survive the Participant.

1.06 BENEFIT means a benefit payable under this Plan ordinarily payable in the manner described in Section 8.01.

1.07     BOARD means the Board of Directors of the Company.

1.08     BREAK IN SERVICE shall have the meaning set forth in Section 3.03.

1.09 CODE means the Internal Revenue Code of 1986, as amended from time to time. Reference to any section or subsection of the Code includes reference to any comparable or succeeding provisions of any legislation which amends, supplements or replaces such section or subsection.

1.10     COMMITTEE means the Administrative Committee referred to in Article 12.

1.11 COMPANY means Pennsylvania Pressed Metals, Inc., a corporation organized under the laws of Pennsylvania, and any organization that is a successor thereto.

1.12 COMPENSATION means, with respect to any Plan Year, a Participant's wages, salaries, fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with an Employer to the extent that the amounts are includible in gross income (including, but not limited to commissions paid salespersons, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan (as described in Code Section 1.62-2(c)), plus any amount which is contributed by the Employer pursuant to a salary reduction agreement and which is not includible in the gross income of the Participant under Sections 125, 402(1)(8), or 402(h) of the Code.

         Notwithstanding the above, Compensation shall not include

         (a) Contributions made by the Employer to a plan of deferred compensation to the extent that, before the application of Code
              Section 415 limitations to that plan, the contributions are not includible in the gross income of the employee for the taxable year in which contributed.

         (b) Employer contributions made on behalf of an Employee to a simplified employee pension described in Code Section 408(k).

         (c) Any distributions from a plan of deferred compensation, regardless of whether such amounts are includible in the gross income of the Employee when distributed.

         (d) Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture.

         (e) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option.

         (f) Other amounts which receive special tax benefits, such as premiums for group-term life insurance (but only to the extent that the premiums are not includible in the gross income of the Employee).

         In no event shall a Participant's Compensation exceed, for purposes of this Plan, $200,000 or such larger amount as the Secretary of the Treasury may determine for such Plan Year under Section 401(a)(17) of the Code.

1.13 EARLY RETIREMENT DATE means the date on which a Participant reaches his 55th birthday.

1.14     EFFECTIVE DATE means January 1, 1992.

1.15 ELIGIBLE EMPLOYEE means any Employee who is regularly employed in the United States by an Employer and who is not an Ineligible Employee.

1.16     EMPLOYEE means an individual employed by an Employer.

1.17 EMPLOYER means each of the following business entities (except that, in adopting the Plan for the benefit of its Employees, such business entity may, with the approval of the Company, limit the application of the Plan to one or more of its divisions, locations or operations):

         (a) any subsidiary, affiliated or associated corporation (or a partnership or sole proprietorship) or other Related Company, as hereinafter defined, that elects to participate herein pursuant to
              Section 13.01; and

         (b)  any predecessor thereof or successor thereto.

1.18 EMPLOYER CONTRIBUTIONS means the sum of Employer Matching Contributions and Employer Retirement Contributions made for the benefit of a Participant under Article 4.

1.19 EMPLOYER MATCHING CONTRIBUTION means a contribution made for the benefit of a Participant under Section 4.02.

1.20 EMPLOYER MATCHING CONTRIBUTION ACCOUNT means an Account established under Section 6.01 to which Employer Matching Contributions are credited.

1.21 EMPLOYER RETIREMENT CONTRIBUTION means a contribution made for the benefit of a participant under Section 4.03.

1.22 EMPLOYER RETIREMENT CONTRIBUTION ACCOUNT means an Account established under Section 6.01 to which Employer Retirement Contributions are credited.

1.23     ENTRY DATE mean January 1, April 1, July 1, or October 1 of each Plan
         Year

1.24 ERISA means the Employee Retirement Income Security Act of 1974, as from time to time amended, and any successor statute or statutes of similar import.

1.25 FORFEITURE means that portion of a Participant's Total Account Balance which is forfeited before full vesting.

1.26 HIGHLY COMPENSATED EMPLOYEE means an Eligible Employee who is considered a highly compensated employee pursuant to Code Section 414(q).

1.27     HOUR OF SERVICE shall have the meaning set forth in Section 3.01.

1.28 INELIGIBLE EMPLOYEE means an Employee who is ineligible for participation in the Plan because:

         (a) the Employee is employed by a division, location or operation of the Company or of any Related Company with respect to which the Plan has not been adopted; or

         (b) the employee is covered under a collective bargaining agreement entered into by his Employer and employee representatives, between whom retirement benefits were the subject of good faith bargaining, provided, however, that in no event shall an Employee be ineligible for participation in the Plan by operation of this subsection (b) if the collective bargaining agreement provides for the coverage of such Employee under this Plan; or

         (c)  the Employee is a "leased employee" (within the meaning of Code
              Section 414(n)(2)); or

         (d) the Employee is a nonresident alien who receives no earned income (within the meaning of Code Section 911(d)(2)) from the Company or a Related company which constitutes income from sources within the United States (within the meaning of Code Section 861(a)(3)); or

         (e) the Employee's normal place of employment is outside the United States.

1.29     LIMITATION YEAR means the Plan Year.

1.30 MILITARY SERVICE means a leave of absence from active employment of an Employer during which the Employee is in the armed forces of the United States of America under circumstances which entitle him to re-employment and other related rights under any applicable federal law (such as the Selective Service and Training Act of 1940 or the Vietnam Era Veterans' Readjustment Act of 1974), provided the Employee reenters the employ of an Employer within the period during which his re-employment rights are protected by such law without any intervening employment elsewhere.

         In the event a person in Military Service fails to return to the employ of an Employer, as provided herein, he shall be deemed as having terminated his employment as of the commencement of such Military Service.

1.31     NAMED FIDUCIARY means:

         (a) with respect to the administration of this Plan (other than the review procedure under Section 9.03(c) and administration of the Trust Fund), the Company and the Committee;

         (b)  with respect to the administration of the Trust Fund, the Trustee.

1.32 NORMAL RETIREMENT DATE means the date on which a Participant reaches his 60th birthday.

1.33 PARTICIPANT means each Eligible Employee who has become a Participant as provided in Section 2.01. Except for purposes of Article 4 (Contributions) and Article 16 (Top Heavy Provisions), the term "Participant" also means each individual who has ceased to be an Eligible Employee but who continues to have an interest in an Account.

1.34 PARTICIPANT PRE-TAX CONTRIBUTION means a contribution made on behalf of a Participant pursuant to an election under Section 4.01.

1.35 PARTICIPANT PRE-TAX CONTRIBUTION ACCOUNT means an Account established under Section 6.01 to which Participant Pre-Tax Contributions are credited.

1.36 PERMANENT DISABILITY means any medically determinable physical or mental impairment which renders a Participant unable to engage in his usual occupation or in any substantial gainful activity for an Employer. A permanent disability will be deemed to exist if a Participant is receiving disability benefits from any long-term disability plan sponsored by an Employer.

1.37 PERMITTED LEAVE means any leave of absence approved by an Employer, for a period which shall not be in excess of one year, provided that upon termination of such leave of absence the Employee promptly returns to the employ of an Employer, without employment (other than Military Service) elsewhere in the meantime, except with the consent of the Employer. In the granting of any such leave, each Employer shall act in a uniform and nondiscriminatory manner with respect to all Employees similarly situated.

         In the event a person on a Permitted Leave fails to return to the employ of an Employer, as provided herein, he shall be considered as having terminated his employment as of the commencement of the Permitted Leave.

1.38 PLAN means the Pennsylvania Pressed Metals, Inc. Savings Plan set forth herein, as amended from time to time.

1.39 PLAN REPRESENTATIVE means a member of the Committee or its delegate including any individual appointed by an Employer as provided under
         Section 12.05 of the Plan.

1.40 PLAN YEAR means the twelve-month period commencing on January 1 and ending on December 31.

1.41 PRESCRIBED FORM means an administrative form prepared and made available by the Committee, which is prescribed by the Committee for use in applying for a Benefit or in filing an election with respect to a Benefit under this Plan.

1.42 QUALIFIED DOMESTIC RELATIONS ORDER means any judgment, decree or order that

         (1) relates to the provision of child support, alimony payments or marital property rights to a spouse, former spouse, child or other dependent of a Participant,

         (2) is made pursuant to a State domestic relations law (including a community property law), and

         (3) constitutes a "qualified domestic relations order" within the meaning of Section 414(p) of the Code.

1.43 QUALIFIED ROLLOVER DISTRIBUTION means a distribution to a Participant from a qualified trust in the form of cash which is a "qualified total distribution" within the meaning of Section 402(a)(5)(E) of the Code.

1.44     RELATED COMPANY means:

      (a)(1) any corporation which is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) which includes the Company;

         (2) any trade or business, whether or not incorporated, which is under common control (as defined in Section 414(c) of the Code) with the Company;

         (3) any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Section 414(m) of the Code) which includes the Company;

         (4) any other entity required to be aggregated with the Company pursuant to regulations under Section 414(o) of the Code.

      (b) For purposes of applying the limitation on Annual Additions under
          Section 5.02, the term "Related Company" means any corporation that would be a member of a controlled group of corporations (as defined in Section 414(b) of the Code) of which the Company is a member and any trade or business that would be under common control (as defined in Section 414(c) of the Code) with the Company if the phrase "more than 50 percent" were substituted for the phrase "at least 80 percent" each place it appears in Section 1563(a)(1) of the Code.

      (c) The term "Related Company" shall not include any corporation or unincorporated trade or business prior to the date on which such corporation, trade or business satisfies the affiliation or control tests of the preceding subsections.

1.45 ROLLOVER CONTRIBUTION means a Contribution of a Qualified Rollover Distribution made by a Participant under Section 4.04.

1.46     ROLLOVER CONTRIBUTION ACCOUNT means an Account established under
         Section 6.01 to which Rollover Contributions are credited.

1.47 SERVICE and all terms related thereto shall have the meanings set forth elsewhere in this Article 1 and in Article 3.

1.48 SPOUSE means the person married to a Participant and may include a former spouse if so provided in a Qualified Domestic Relations Order.

1.49 TOTAL ACCOUNT BALANCE means an amount equal to the value, determined under Article 6, of the Account established under the Plan for the benefit of a Participant as of any date of determination.

1.50 TRUST FUND OR FUND means all the assets that are held by the Trustee for the purposes of this Plan.

1.51 TRUSTEE means the Trustee or Trustees named in the Trust Agreement referred to in Section 11.01 hereof and any additional or successor Trustee or Trustees from time to time acting as Trustee of the Trust Fund as provided in Section 11.01.

1.52     VALUATION DATE means each March 31, June 30, September 30, and December
         31. The Committee may, in its discretion, establish more frequent Valuation Dates.

1.53     YEAR OF SERVICE shall have the meaning set forth in Section 3.01.

1.54     YEAR OF SERVICE FOR PARTICIPATION shall have the meaning set forth in
         Section 3.02.

                           ARTICLE 2 - PARTICIPATION
- --------------------------------------------------------------------------------


2.01    PARTICIPATION.

         (a) IN GENERAL. An Eligible Employee shall become a Participant on the Entry Date coinciding with or next following the later of (i) the date on which the Employee satisfies the Participation Requirements described in subsection (b), or (ii) the date on which he first performs an Hour of Service as an Eligible Employee.

         (b)  PARTICIPATION REQUIREMENTS.

                  (1) PARTICIPATION FOR PRE-TAX CONTRIBUTIONS. An Employee shall satisfy the Participation Requirements when the Employee first performs an Hour of Service as an eligible employee.

                  (2) PARTICIPATION FOR COMPANY MATCHING CONTRIBUTIONS AND EMPLOYER RETIREMENT CONTRIBUTIONS. An employee shall satisfy the Participation Requirements when the employee has completed one (1) Year of Service for Participation for an Employer.

                       An Employee who satisfies the Participation Requirements on any date shall satisfy them on any subsequent date notwithstanding any interruption in employment.

         (c)  PARTICIPATION AFTER REEMPLOYMENT.

                  (1) REEMPLOYMENT AFTER SATISFYING PARTICIPATION REQUIREMENTS. An Eligible Employee who ceases to be an Employee and who is subsequently reemployed after having satisfied the Participation Requirements shall become a Participant on the later of (i) the Entry Date on which the Employee would have become a Participant but for the interruption of employment, or (ii) the date on which he first performs an Hour of Service as an Eligible Employee following the interruption of employment.

                  (2) REEMPLOYMENT BEFORE SATISFYING PARTICIPATION REQUIREMENTS. An Eligible Employee who ceases to be an Employee and who is subsequently reemployed before having satisfied the Participation Requirements shall become a Participant on the date provided in subsection (a).

2.02     NOTICE AND ENROLLMENT.

         (a) NOTICE TO EMPLOYEE. The Committee shall provide notice to each Eligible Employee who becomes a Participant in the Plan of his rights under the Plan, including his right to make Participant Pre-Tax Contributions. Such notice shall be provided to the Employee before he becomes a Participant or as soon thereafter as is practicable under the circumstances.

         (b) ENROLLMENT IN PLAN. In order to make Participant Pre-Tax Contributions under the Plan, a Participant must enroll in the Plan by filing a properly completed enrollment form with the Committee.

         (c) CONTENTS OF ENROLLMENT FORM. The enrollment form shall be a Prescribed Form which shall include (i) an authorization for the deduction of Participant Pre-Tax Contributions from the Participant's Compensation as provided in Section 4.01 and (ii) such other terms and conditions as the Committee shall deem appropriate.

         (d) COMMENCEMENT OF PARTICIPANT CONTRIBUTIONS. Participant Pre-Tax Contributions shall begin on the first day of the first pay period commencing with respect to the Participant after the Participant's Entry Date provided that the Participant shall have completed and filed with the Committee an enrollment form at least thirty (30) days prior to the Entry Date. The Committee may, in its discretion, waive the thirty (30) day waiting period with respect to any Participant.

         (e) FAILURE TO ENROLL. A Participant who fails to complete and submit an enrollment form within the time required in order to begin Participant Pre-Tax Contributions as of a particular Entry Date may complete and submit an enrollment form to begin Participant Pre-Tax Contributions as of any subsequent Entry Date.

         (f) REVOCATION OF ENROLLMENT. A Participant may revoke his enrollment in the Plan or part of the Plan at any time by filing a revocation with the Committee on a Prescribed Form. Participant Pre-Tax Contributions shall cease as soon as practicable after the revocation has been filed with the Committee. A Participant who revokes his enrollment in the Plan may resume Participant Pre-Tax Contributions as of any Entry Date occurring after the first day of the pay period with respect to which Participant Pre-Tax Contributions ceased by completing and filing a new enrollment form at least thirty (30) days prior to such Entry Date.

2.03     CHANGE IN EMPLOYMENT STATUS.

         (a) CHANGE FROM ELIGIBLE TO INELIGIBLE EMPLOYEE. If an Employee becomes an Ineligible Employee because of a change in his employment status (including a transfer to the employ of a Related Company that is not an Employer)

                  (1) PARTICIPATION. The Employee shall cease to be a Participant for purposes of contributions.

                  (2)  SERVICE. The Employee shall continue to earn Service.

                  (3) TREATMENT OF ACCOUNTS. The Employee's Accounts shall continue to be invested and revalued as provided in
                       Article 6.

         (b) CHANGE FROM INELIGIBLE TO ELIGIBLE EMPLOYEE. If an Employee becomes an Eligible Employee because of a change in his employment status (including transfer to a Related Company that is an Employer)

                  (1) PARTICIPATION. The Employee shall become a Participant as provided in Section 2.01.

                  (2) SERVICE. Service earned while an Ineligible Employee shall be counted.

         (c) TRANSFER FROM ONE EMPLOYER TO ANOTHER. If a Participant leaves the employ of one Employer to enter directly into the employ of another Employer, he shall continue to be a Participant, shall continue to make Participant Pre-Tax Contributions in accordance with his election under Section 4.01, and shall be considered for all purposes of the Plan as an Employee of the succeeding Employer after the date of transfer. Any such transferred Participant shall receive credit for his aggregate Service with all Employers. An Employer shall base any Employer Contributions to which a Participant may become entitled under Sections 4.02 and 4.03 solely on the Compensation of the Participant while in the employ of that Employer.

                      ARTICLE 3 - DETERMINATION OF SERVICE
- --------------------------------------------------------------------------------


3.01     SERVICE IN GENERAL.

         (a) MEANING OF SERVICE. The term "Service" means employment with an Employer, including employment with an Employer before the Employer became part of the Company or a Related Company.

         (b) RELATED COMPANIES. MILITARY SERVICE. Terms such as "employment with an Employer," "Service with an Employer" and "working for an Employer" also shall include employment with a Related Company that is not an Employer for the purpose of determining an Employee's Service. A period of Military Service (during which period the individual shall be considered to be working on the same basis as immediately prior to such Military Service) shall be counted as Service for all purposes hereunder.

         (c) YEAR OF SERVICE. The term "Year of Service" means a 12-consecutive month period during which an Employee has completed not less than 1,000 Hours of Service with an Employer. A "Year of Service" shall be computed on the basis of the Plan Year.

         (d) HOURS OF SERVICE. In determining an Employee's number of Hours of Service, the Employee shall be credited with one Hour of Service for each hour for which:

                  (1) he is paid, or entitled to payment, by the Employer for the performance of duties during the applicable Plan Year in which the duties were performed, or

                  (2) he is directly or indirectly paid, or entitled to payment, by an Employer for reasons other than the performance of duties during the applicable Plan Year, such as -
                       (A) vacation,
                       (B) holidays,
                       (C) sickness,
                       (D) temporary disability,
                       (E) temporary layoff,
                       (F) jury duty, or
                       (G) Permitted Leave,
                       with the particular hour to be counted in the Plan Year in which either payment is actually made or amounts payable to the Employee come due, subject to the provisions of paragraph (e)(1) below, or

                  (3) Back pay (irrespective of mitigation of damages) is awarded or agreed to by the Employer, with the particular hour to be counted in the Plan Year for which payment is made, but an hour counted under paragraph (1) or (2) above shall not also be counted under this paragraph (3), or

                  (4) in the case of a period of absence for Military Service, he would have been paid had he continued working on the same basis as immediately prior to such Military Service, and

                  (5)  the Employee is absent from work by reason of -

                           (A)  the pregnancy of the Employee,

                           (B)  the birth of a child of the Employee,

                           (C) the placement of a child with the Employee in connection with the adoption of such child by the individual, or

                           (D) the caring for such child for a period beginning immediately following such birth or placement;

                       provided that no more than 501 Hours of Service shall be credited on account of such absence. Hours will be credited to the period in which the absence begins if necessary to prevent a Break in Service in that period and, in all other cases, to the following period. The Committee may require such Employee to furnish a statement certifying that the leave was taken for one of the aforementioned reasons and stating the total number of days for which there was such an absence.

         (e) ADDITIONAL RULES FOR DETERMINING SERVICE. Notwithstanding the provisions of (c) and (d) above:

              (1) For the purpose of determining the number of hours to be credited under paragraph (d)(2) above.

                   (A) An employee shall be credited with the number of hours determined under Labor Department Regulations 2530.200b-2(b) and (c) dated December 28, 1976.

                   (B) A payment shall be deemed to be made by an Employer regardless of whether such payment is made by the Employer directly or indirectly through a funded program (such as a trust fund or insurer) to which the Employer contributes or pays premiums, other than a program run or required solely for the purpose of complying with applicable workman's compensation, unemployment compensation or disability insurance laws.

                   (C) An Employee shall not be credited with more than 501 Hours of Service during any continuous period in which no duties are performed.

              (2) If an Employee's work records are not kept in a manner that permits determination of his actual number of hours worked, then his actual number of hours worked need not be determined but, in lieu thereof, an equivalent determination shall be made by crediting the Employee with eight (8) Hours of Service for each day for which the Employee would be required to be credited with at least one Hour of Service under Labor Department Regulation s 2530.200b-2.

         (f) EMPLOYMENT WITH TWO OR MORE EMPLOYERS. Periods of employment with two or more Employers (or, if applicable, with an Employer and a Related Company that is not an Employer) at the same time shall not create more than one period of Service for purposes of this
              Section 3.01.

3.02 YEAR OF SERVICE FOR PARTICIPATION. For the purpose of determining whether an Employee has completed one (1) Year of Service for Participation -

         (a) INITIAL PERIOD. The term "Year of Service for Participation" means the twelve (12) consecutive month period beginning with the first day on which an Hour of Service is performed by the Employee provided that the Employee completes at least 1,000 Hours of Service during such period.

         (b) SUBSEQUENT PERIOD. If an Employee fails to complete 1,000 Hours of Service during the initial period, then the term "Year of Service for Participation" means the first Plan Year beginning on or after the first day on which an Hour of Service is performed by the Employee during which the Employee completes at least 1,000 Hours of Service.

3.03     BREAK IN SERVICE.

         (a) DETERMINATION OF A BREAK IN SERVICE. The term "Break in Service" means an Employee's failure to complete more than 500 Hours of Service during any Plan Year, whether such failure is the result of his absence from the employ of an Employer (other than for Military Service or a Permitted Leave), or of any change in the nature of his employment.

         (b) DURATION OF A BREAK IN SERVICE. A Break in Service shall be deemed to begin on the first day of the Plan Year in which the Employee fails to earn more than 500 Hours of Service and shall continue until the first day of any subsequent Plan Year in which the Employee completes more than 500 Hours of Service. Any Plan Year during which an Employee incurs a Break in Service shall be regarded as a "one year Break in Service" and the record of the Employee's Break in Service shall be maintained in terms of "consecutive one year Breaks in Service."

3.04     DISREGARDED SERVICE. In computing the number of Years of Service under
         Section 3.01 above, all of a Participant's Years of Service with the Employer shall be taken into account, except that the following shall be disregarded:

         (a) Plan Years in which a participant incurs a one year Break in Service.

         (b) In the case of a Participant who has five or more consecutive one year Breaks in Service, the Participant's pre-break Years of Service will be taken into account in determining the Participant's interest in his Total Account Balance only if either:

              (1) Such Participant had any nonforfeitable interest in his Total Account Balance at the time of separation from service, or

              (2) Upon reemployment, the number of consecutive one year Breaks in Service is less than the number of Years of Service completed before such Break.

         (c) Years of Service completed after five consecutive one year Breaks in Service in determining the nonforfeitable percentage of a Participant's Total Account Balance for any period prior to such five consecutive one year Breaks in Service.

         (d) Years of Service completed by a Participant with respect to which he has received a distribution of his entire nonforfeitable percentage of his Total Account Balance attributable to such Years of Service unless such distribution is repaid to the Trust in accordance with Section 7.05(d).

                           ARTICLE 4 - CONTRIBUTIONS
- --------------------------------------------------------------------------------

4.01     PARTICIPANT PRE-TAX CONTRIBUTIONS.

         (a) ELECTION TO MAKE PARTICIPANT PRE-TAX CONTRIBUTIONS. Each Participant may elect to have his Compensation reduced for each pay period by a number of whole percentage points between one percent (1%) and fourteen percent (14%) and a like amount contributed by the Employer to the Plan for his benefit.

         (b) MANNER OF ELECTION. A Participant shall make an election under subsection (a) by completing a Prescribed Form and filing it with the Committee as provided in Section 2.02. Such an election shall be irrevocable with respect to Compensation earned while it is in effect but may be changed with respect to future Compensation as provided under subsection (c) and may be revoked as provided under
              Section 2.02.

         (c) PERMITTED CHANGES. A Participant may increase or decrease (to a nonzero percentage) the rate of his Participant Pre-Tax Contributions on any Entry Date by filing an appropriate election with the Committee on a Prescribed Form at least thirty (30) days before the Entry Date. The change shall become effective on the first day of the first pay period with respect to the Participant beginning on or after the Entry Date. A Participant may cease making Participant Pre-Tax Contributions at any time by filing an appropriate election with the Committee on a Prescribed Form. The cessation shall become effective as soon as practicable after such election has been tiled with the Committee.

         (d) PAYMENT TO TRUSTEE. Each Participant Pre-Tax Contribution shall be paid by the Employer to the Trustee in cash no later than the end of the calendar month following the calendar month in which ended the pay period for which the contribution was made and shall be credited to the Participant's Participant Pre-Tax Contribution Account in accordance with Section 6.02. Participant Pre-Tax Contributions shall be fully vested and nonforfeitable at all times.

4.02     EMPLOYER MATCHING CONTRIBUTIONS.

         (a) DETERMINATION OF AMOUNT. In respect of each Plan Year during which the Plan is in effect, the Company shall contribute to the Trust of behalf of each such qualifying Participant an amount equal to twenty-five percent (25%) of the Participant's Pre-Tax Contributions up to a maximum of one percent (1)% of his Compensation.

         (b) PAYMENT TO TRUSTEE. The Employer Matching Contribution shall be paid by the Company to the Trustee in cash on or before the date prescribed by law for the filing of the Company's federal income tax return (including any extensions of such date) for the fiscal year with respect to which such contribution is made. The Employer Matching Contribution made on behalf of a Participant shall be credited to the Participant's Employer Matching Contribution Account in accordance with Section 6.02.

4.03     EMPLOYER RETIREMENT CONTRIBUTIONS.

         (a) DETERMINATION OF AMOUNT. In respect of each Plan Year during which the Plan is in effect, the Company shall contribute to the Trust on behalf of each of its qualifying Employees who is a Plan Participant, regardless of whether the Participant makes Participant Pre-Tax Contributions, an amount equal to four percent (4%) of the Participant's Covered Compensation.

              The Company in its discretion may increase or decrease the rate of Employer Retirement Contributions (or eliminate Employer Retirement Contributions) at any time. For purposes of this subsection, a qualifying Employee is (i) a Plan Participant who has completed 1,000 or more Hours of Service during such Plan Year and who is in the employ of an Employer on the last day of such Plan Year or (ii) a Plan Participant who retired after age 60, died, or became disabled during such Plan Year.

         (b) PAYMENT TO TRUSTEE. The Company shall pay its Employer Retirement Contribution made with respect to any Plan Year to the Trustee in cash on or before the date prescribed by law for the filing of the Company's federal income tax return (including any extensions of such date) for the fiscal year with respect to which such contribution is made. Each Employer Retirement Contribution made on behalf of a Participant shall be credited to the Participant's Employer Retirement Contribution Account in accordance with
              Section 6.02.

4.04     ROLLOVER CONTRIBUTIONS.

         (a) CONTRIBUTIONS PERMITTED. In the event that a Participant has received a Qualifying Rollover Distribution, he may transfer all or a portion of such Qualifying Rollover Distribution to the Trust Fund. Such transfer of assets must be within 60 days after the Participant has received the distribution. In the event the Participant has rolled over such Participant's distribution to a "rollover IRA", such Participant may nevertheless, with the consent of the Committee, rollover such Participant's "rollover IRA" to the Trust Fund. Such contributions shall be considered Rollover Contributions and shall be credited to the Participant's Rollover Contribution Account in accordance with Section 6.02. Rollover Contributions shall be fully vested and nonforfeitable at all times.

         (b) CONSENT OF COMMITTEE. No Rollover Contribution shall be made to the Trust unless the Committee has consented to such Contribution. The Committee may, in its discretion, consent to the Rollover Contribution provided that (i) the Participant files a request for such consent with the Committee on a Prescribed Form at least 45 days in advance of the proposed date of transfer to the Plan and
              (ii) the Committee concludes that the Rollover Contribution will not affect the qualified status of the Plan.

                    ARTICLE 5 - LIMITATIONS ON CONTRIBUTIONS
- --------------------------------------------------------------------------------

5.01     MAXIMUM AMOUNT OF CONTRIBUTIONS.

         (a) LIMITATION ON ANNUAL ADDITIONS. In no event shall the sum of Participant Pre-Tax Contributions and Employer Contributions credited to a Participant's Account for any Limitation Year be in an amount that would cause the Annual Addition for such Participant to exceed the amount permitted under Section 5.02.

         (b) LIMITATION ON EMPLOYER DEDUCTIONS. In no event shall the sum of Participant Pre-Tax Contributions and Employer Contributions for any Plan Year exceed the maximum amount deductible under Code
              Section 404(a)(3). All such contributions are hereby conditioned on their deductibility under Code Section 404(a)(3).

         (c) LIMITATION ON PARTICIPANT PRE-TAX CONTRIBUTIONS. In no event shall Participant Pre-Tax Contributions made on behalf of any Participant for any calendar year exceed $7,000.00 (or such higher limit as may be in effect for the calendar year under Section 402(g)(5) of the Code).

         (d) NONDISCRIMINATION LIMITATIONS ON PARTICIPANT PRE-TAX CONTRIBUTIONS. In no event shall Participant Pre-Tax Contributions made on behalf of a Highly Compensated Employee exceed the amount permitted under Section 5.03.

         (e) NONDISCRIMINATION LIMITATION ON EMPLOYER MATCHING CONTRIBUTIONS. In no event shall Employer Matching Contributions made on behalf of a Highly Compensated Employee exceed the amount permitted under
              Section 5.04.

5.02 LIMITATION ON ANNUAL ADDITIONS. Notwithstanding any other provision of the Plan:

         (a) LIMITATION APPLICABLE TO PARTICIPANTS IN DEFINED CONTRIBUTION PLANS ONLY. The Annual Addition to a Participant's Accounts under the Plan for any Limitation Year, when added to the annual additions to his accounts for such year under all other defined contribution plans (if any) maintained by the Employer or a Related Company, shall not exceed the lesser of (i) the maximum dollar limitation or (ii) 25 percent of the Participant's Taxable Compensation for such Limitation Year. For purposes of this Section, "maximum dollar limitation" means $30,000 (or, if greater, one-fourth of the limitation in effect for the Limitation Year under Section 415(b)(1)(A) of the Code).

         (b) ADJUSTMENT TO REDUCE ANNUAL ADDITION. A Participant's Annual Addition under this Plan shall be reduced to satisfy the limitation of subsection (a) as follows:

              (1) Any Participant Pre-Tax Contribution not yet made to the Trust for the Limitation Year shall not be made. The Participant Pre-Tax Contribution shall be paid instead to the Participant.

              (2) Any Employer Contribution not yet made to the Trust for the Limitation Year shall not be made.

              (3) Any Participant Pre-Tax Contribution already made to the Trust for the Limitation Year shall, to the extent permitted by the Code and regulations, be withdrawn from the Trust and distributed to the Participant.

              (4) If the Annual Addition for any participant exceeds the limitations of Section 5.02(a) after the adjustment described in Section 5.02(b) (1), (2), and (3) the excess amounts in the Participant's Accounts shall be used to reduce Employer Contributions for the next Limitation Year (and succeeding Limitation Years, as necessary) for the Participant if that Participant is covered by the Plan as of the end of the Limitation Year.

                   However, if the Participant is not covered by the Plan as of the end of the Limitation Year, then the excess amounts shall be held unallocated in a suspense account for the Limitation Year and allocated and reallocated in the next Limitation Year to all of the remaining Participants in the Plan so as to reduce Employer Contributions for the next Limitation Year (and succeeding Limitation Years, as necessary) for all of the remaining Participants. If a suspense account is in existence at any time during a particular Limitation Year, other than the Limitation Year described in the preceding sentence, all amounts in the suspense account shall be allocated and reallocated to the Participants before any Participant Pre-Tax Contributions or Employer Contributions are made under the Plan for the Limitation Year.

         (c) LIMITATION APPLICABLE TO PARTICIPANTS WHO ALSO PARTICIPATE IN A DEFINED BENEFIT PLAN. In the case of a Participant who also participates in a defined benefit plan maintained by the Employer or a Related Company, the sum of the Participant's "defined contribution plan fraction" (as determined under Section 415(e) of the Code and the regulations thereunder) and his "defined benefit plan fraction" (as determined under Section 415(e) of the Code and regulations thereunder) for such Limitation Year shall not exceed
              1.0. The adjustment required to meet this limitation shall be made in the defined benefit plan. However, if the adjustment required to meet this limitation cannot be made in the defined benefit plan, the adjustment shall be made by reducing Participant Pre-Tax Contributions, under this Plan, and, if necessary, reducing Employer Contributions under this Plan.

5.03 NONDISCRIMINATION REQUIREMENTS APPLICABLE TO PARTICIPANT PRE-TAX CONTRIBUTIONS.

         (a) PARTICIPANT PRE-TAX CONTRIBUTIONS. Participant Pre-Tax Contributions for any Plan Year must satisfy at least one of the following tests:

              (1) The average of the individual ratios of Participant Pre-Tax Contributions to Compensation (the "deferral ratios") for all Participants who are Highly Compensated Employees does not exceed the product of 1.25 multiplied times the average of the deferral ratios for all other Participants, or

              (2) The average of the deferral ratios for all Participants who are Highly Compensated Employees does not exceed the average of the deferral ratios for all other Participants by more than two percentage points AND the average of the deferral ratios for all participants who are Highly Compensated Employees is no more than 200% of the average of the deferral ratios for all other Participants.

         (b) PARTICIPATION IN OTHER PLANS. If Participant Pre-Tax Contributions are made for a Plan Year for a Highly Compensated Employee who also participates during the same Plan Year in one or more other plans of the Employer or a Related Company that include cash or deferred arrangements described in Section 401(k) of the Code, the deferral ratio of the Highly Compensated Employee for purposes of this Section 5.03 shall be computed as if all such plans were part of this Plan.

         (c) FAMILY PARTICIPANTS. If any Employee is a spouse, lineal ascendant or descendant, or the spouse of such lineal ascendants or descendants, of a Highly Compensated Employee who is either (i) a 5-percent owner (as defined in Section 416(i)(l) of the Code) of the Employer or a Related Company or (ii) among the ten (10) Highly Compensated Employees receiving the greatest Compensation during the Plan Year, such individual shall not be taken into account separately under this Section 5.03. Instead, the Compensation of such Employee, and any Participant Pre-Tax Contributions made for the Employee's benefit, shall be aggregated with the Compensation and Participant Pre-Tax Contributions for the Highly Compensated Employee in applying this Section 5.03, as if the two individuals were a single individual.

         (d) TREASURY REGULATIONS. The determination and treatment of the deferral ratio of any Participant shall satisfy such additional or different requirements as may be prescribed by the Secretary of Treasury.

5.04     NONDISCRIMINATION REQUIREMENTS APPLICABLE TO EMPLOYER MATCHING
         CONTRIBUTIONS.

         (a) EMPLOYER MATCHING CONTRIBUTIONS. Employer Matching Contributions for any Plan Year must satisfy at least one of the following tests:

              (1) The average of the individual ratios of Employer Matching Contributions to Compensation (the "contribution ratios") for all Participants who are Highly Compensated Employees does not exceed the product of 1.25 multiplied times the average of the contribution ratios for all other Participants, or

              (2) The average of the contribution ratios for all Participants who are Highly Compensated Employees does not exceed the average of the contribution ratios for all other Participants by more than two percentage points or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Employee and the average of the contribution ratios for all Participants who are Highly Compensated Employees is no more than 200% of the average of the contribution ratios for all other Participants.

         (b) PARTICIPATION IN OTHER PLANS. If Participant Pre-Tax Contributions or Employer Matching Contributions are made for a Plan Year for a Highly Compensated Employee who also participates during the same Plan Year in one or more other plans of the Employer or a Related Company described in Section 401(a) of the Code or that include cash or deferred arrangements described in Section 401(k) of the Code, the contribution ratio of the Highly Compensated Employee for purposes of this Section 5.04 shall be computed as if all such plans were part of this Plan. In the event this Plan satisfies the requirements of Section 410(b) of the Code only if aggregated with one or more other plans of the Employer or a Related Company or if one or more other plans of the Employer or a Related Company satisfy the requirements of Section 410(b) of the Code only if aggregated with this Plan, then this Section 5.04 shall be applied by determining the contribution ratios of Participants as if all such plans were a single Plan.

         (c) FAMILY PARTICIPANTS. If any Employee is a spouse, lineal ascendant or descendant, or the spouse of such lineal ascendants or descendants, of a Highly Compensated Employee who is either (i) a 5-percent owner (as defined in Section 416(i)(l) of the Code) of the Employer or a Related Company or (ii) among the ten (10) Highly Compensated Employees receiving the greatest Compensation during the Plan Year, such individual shall not be taken into account separately under this Section 5.04.

              Instead, the Compensation of such Employee, and any Employer Matching Contributions made for the Employee's benefit, shall be aggregated with the Compensation and Employer Matching Contributions for the Highly Compensated Employee in applying this
              Section 5.04, as if the two individuals were a single individual.

         (d) TREASURY REGULATIONS. The determination and treatment of the contribution ratio of any Participant shall satisfy such additional or different requirements as may be prescribed by the Secretary of the Treasury.

5.05     ADJUSTMENTS TO OBSERVE LIMITATIONS

         (a)  PERMITTED ADJUSTMENTS.

              (1) PARTICIPANT PRE-TAX CONTRIBUTIONS. The Committee may modify any Participant election so as to decrease prospectively any Participant Pre-Tax Contribution to be made on behalf of any Participant, if the Committee believes that such a decrease is appropriate in order to satisfy any limitation in Section 5.01.

              (2) RETROACTIVE ADJUSTMENTS. The Committee shall not make any retroactive adjustments to Participant Pre-Tax Contributions except as specifically permitted or required in this Article 5.

         (b) ORDER OF ADJUSTMENTS. If the Committee decreases any Participant Pre-Tax Contribution in order to satisfy the nondiscrimination requirements of Section 5.03, such decrease shall be made first in the Participant Pre-Tax Contribution for the Highly Compensated Employee with the highest deferral ratio (as defined in Section 5.03(a)) and all other Highly Compensated Employees with the same deferral ratio then in effect so that no decrease is made in the Participant Pre-Tax Contribution for any Highly Compensated Employee as long as any other Highly Compensated Employee has a higher deferral ratio in effect. This process shall be repeated until the average deferral ratio of Highly Compensated Employees is reduced to an extent deemed acceptable to the Committee.

              If the Committee decreases any Employer Matching Contribution in order to satisfy the nondiscrimination requirements of Section 5.04, such decrease shall be made first in the Employer Matching Contribution for the Highly Compensated Employee with the highest contribution ratio (as defined in Section 5.04(a)) and all other Highly Compensated Employees with the same contribution ratio then in effect so that no decrease is made in the Employer Matching Contribution for any Highly Compensated Employee as long as any other Highly Compensated Employee has a higher contribution ratio in effect. This process shall be repeated until the average contribution ratio of Highly Compensated Employees is reduced to an extent deemed acceptable to the Committee.

5.06     DISTRIBUTION OF EXCESS CONTRIBUTIONS.

         (a) REQUIRED DISTRIBUTIONS. If, after all contributions for a Plan Year have been made, the nondiscrimination requirement of Section 5.03(a) has not been satisfied for such Plan Year, the Committee shall, as soon as practicable but in no event later than the close of the following Plan Year, distribute the excess contributions (as defined in Section 401(k)(8)(B) of the Code and Treasury Regulations thereunder) and the income (or loss) allocable thereto to the Participant on whose behalf such excess contributions were made in accordance with Section 401(k)(8) of the Code and Section 1.401(k) - 1(f)(4) of the Regulations.

         (b)  INCOME (OR LOSS) ALLOCABLE TO EXCESS CONTRIBUTIONS.

              (1) ALLOCABLE INCOME FOR THE PLAN YEAR. The income (or loss) allocable to excess contributions for the Plan Year shall be determined by multiplying the income (or loss) allocable to the Participant's Pre-Tax Contribution Account for the Plan Year by a fraction (i) the numerator of which is the excess contribution for the Plan Year and (ii) the denominator of which is the sum of the Participant's Participant Pre-Tax Contribution Account account balance as of the beginning of the Plan Year plus the Participant's Pre-Tax Contributions for the Plan Year plus the Participant's Employer Matching Contribution for the Plan Year.

              (2) ALLOCABLE INCOME FOR THE PERIOD BETWEEN THE END OF THE PLAN YEAR AND DISTRIBUTION. The income (or loss) allocable to excess contributions for the period between the end of the Plan Year and the date of the corrective distribution shall be equal to ten (10%) percent of the allocable income (or loss) for the Plan Year determined under Section 5.06(b)(1) multiplied times the number of calendar months that have elapsed since the end of the Plan Year. For the purpose of determining the number of calendar months that have elapsed, a distribution occurring on or before the 15th day of the month shall be treated as having been made on the last day of the preceding month, and a distribution occurring after such 15th day shall be treated as having been made on the first day of the next month.

              (3) ALTERNATIVE ALLOCATION METHOD. As an alternative to the method of allocating income (or loss) to excess contributions described in Paragraph (2), the Plan may use any reasonable method, as determined by the Committee, for computing income allocable to excess contributions provided that the method does not violate Code Section 401(a)(4), is used consistently for all Participants and for all corrective distributions under the Plan for that Plan Year, is used by the Plan for allocating income to Participants' Accounts, and/or satisfies such other requirements as may be set forth in Treasury Regulations.

5.07     DISTRIBUTION OF EXCESS DEFERRALS.

         (a) PERMITTED DISTRIBUTION. If, on or before March 1 of any year, a Participant notifies the Committee, in accordance with Section 402(g)(2)(A) of the Code and regulations thereunder, that all or part of the Participant Pre-Tax Contributions made for his benefit represent an excess deferral (as defined in Section 402(g) of the Code) for the preceding taxable year of the Participant, the Committee shall make every reasonable effort to cause such excess deferral to be distributed to the Participant no later than the April 15 following such notification.

         (b)  INCOME (OR LOSS) ALLOCABLE TO EXCESS DEFERRALS.

              (1) ALLOCABLE INCOME FOR THE PLAN YEAR. The income (or loss) allocable to excess deferrals for the Plan Year shall be determined by multiplying the income (or loss) allocable to the Participant's Participant Pre-Tax Contribution Account for the Plan by a fraction (i) the numerator of which is the excess deferral for the Plan Year and (ii) the denominator of which is the sum of the Participant's Participant Pre-Tax Contribution Account account balance as of the beginning of the Plan Year plus the Participant's Pre-Tax Contributions for the Plan Year.

              (2) ALLOCABLE INCOME FOR THE PERIOD BETWEEN THE END OF THE PLAN YEAR AND DISTRIBUTION. The income (or loss) allocable to excess deferrals for the period between the end of the Plan Year and the date of the corrective distribution shall be equal to ten (10%) percent of the allocable income (or loss) for the Plan Year determined under Section 5.07(b)(1) multiplied times the number of calendar months that have elapsed since the end of the Plan Year. For the purpose of determining the number of calendar months that have elapsed, a distribution occurring on or before the 15th day of the month shall be treated as having been made on the last day of the preceding month, and a distribution occurring after such 15th day shall be treated as having been made on the first day of the next month.

              (3) ALTERNATIVE ALLOCATION METHOD. As an alternative to the method of allocating income (or loss) to excess deferrals described in Paragraph (2), the Plan may use any reasonable method, as determined by the Committee, for computing income allocable to excess deferrals provided that the method does not violate Code Section 401(a)(4), is used consistently for all Participants and for all corrective distributions under the Plan for that Plan Year, is used by the Plan for allocating income to Participants' Accounts, and/or satisfies such other requirements as may be set forth in Treasury Regulations.


         (c)  COORDINATION WITH EXCESS CONTRIBUTIONS.

              (1)  The amount of Excess Contributions to be distributed under
                   Section 5.06 with respect to a Participant for a Plan Year shall be reduced by the amount of Excess Deferrals previously distributed to the Participant for the Participant's taxable year ending with or within the Plan Year.

              (2) The amount of Excess Deferrals that may be distributed under this section 5.07 with respect to a Participant for a taxable year shall be reduced by Excess Contributions previously distributed with respect to the Participant for the Plan Year beginning with or within such taxable year.

5.08     DISTRIBUTION OF EXCESS AGGREGATE CONTRIBUTIONS.

         (a) REQUIRED DISTRIBUTION. If, after all contributions for a Plan Year have been made, the nondiscrimination requirement of Section 5.04(a) has not been satisfied for such Plan Year, the Committee shall, as soon as practicable but in no event later than the close of the following Plan Year, forfeit if otherwise forfeitable under the terms of this Plan, or if not forfeitable, distribute the excess aggregate contributions (as defined in Section 401(m)(6)(B) of the Code and Treasury Regulations thereunder) and the income (or loss) allocable thereto to the Participant on whose behalf such excess aggregate contributions were made in accordance with
              Section 401(m)(6) of the Code and Section 1.401(m) - 1(e)(3) of the Regulations.

         (b)  INCOME (OR LOSS) ALLOCABLE TO EXCESS AGGREGATE CONTRIBUTIONS.

              (1) ALLOCABLE INCOME FOR THE PLAN YEAR. The income (or loss) allocable to excess aggregate contributions for the Plan Year shall be determined by multiplying the income (or loss) allocable to the Participant's Employer Matching Contribution Account for the Plan Year by a fraction (i) the numerator of which is the excess aggregate contribution for the Plan Year and (ii) the denominator of which is the sum of the Participant's Employer Matching Contribution Account account balance as of the beginning of the Plan Year plus the Participant's Employer Matching Contribution for the Plan Year.

              (2) ALLOCABLE INCOME FOR THE PERIOD BETWEEN THE END OF THE PLAN YEAR AND DISTRIBUTION. The income (or loss) allocable to excess aggregate contributions for the period between the end of the Plan Year and the date of the corrective distribution shall be equal to ten (10%) percent of the allocable income (or loss) for the Plan Year determined under Section 5.08(1,)(1) multiplied times the number of calendar months that have elapsed since the end of the Plan Year. For the purpose of determining the number of calendar months that have elapsed, a distribution occurring on or before the 15th day of the month shall be treated as having been made on the last day of the preceding month, and a distribution occurring after such 15th day shall be treated as having been made on the first day of the next month.

              (3) ALTERNATIVE ALLOCATION METHOD. As an alternative to the method of allocating income (or loss) to excess aggregate contributions described in Paragraph (2), the Plan may use any reasonable method, as determined by the Committee, for computing income allocable to excess aggregate contributions provided that the method does not violate Code Section 401(a)(4), is used consistently for all Participants and for all corrective distributions under the Plan for that Plan Year, is used by the Plan for allocating income to Participants' Accounts, and/or satisfies such other requirements as may be set forth in Treasury Regulations.

                        ARTICLE 6 - PARTICIPANT ACCOUNTS
- --------------------------------------------------------------------------------

6.01 ACCOUNTS. The Committee shall establish and maintain on its books for each Participant, a Participant Pre-Tax Contribution Account, an Employer Matching Contribution Account, an Employer Retirement Contribution Account and a Rollover Contribution Account to record the interest of the Participant in the Trust. The maintenance of individual Accounts is for accounting purposes only, and a segregation of the Trust assets to each Account shall not be required.

6.02 ADJUSTMENT OF ACCOUNTS. The Committee shall, as of each Valuation Date, make the following adjustments to the Account of each Participant:

         (a) OPENING BALANCE. The Committee shall determine the balance of the Account immediately following the adjustment of such Account as of the preceding Valuation Date.

         (b) DISTRIBUTIONS. The Committee shall reduce the balance of the Account by the amount of distributions, if any, properly charged to the Account since the preceding Valuation Date.

         (c) CONTRIBUTIONS. The Committee shall increase the balance of the Account by the amount of Participant Pre-Tax Contributions and Employer Contributions, if any, properly credited to such Account since the preceding Valuation Date.

         (d) FORFEITURES. The Committee shall increase or decrease the balance of the Account by the amount of Forfeitures, if any, properly credited or debited to such Account since the preceding Valuation Date.

         (e) ALLOCATION OF TRUST INCOME OR LOSS. The Committee shall allocate the net increase or decrease in the fair market value of the Trust assets (resulting from income, gain, loss and expense since the preceding Valuation Date) to each Account invested in the Trust on the basis of Account balances in a uniform and consistent manner.

6.03 NOTICE TO PARTICIPANTS. Within a reasonable time after the last day of each Plan Year, the Committee shall notify each Participant (and the Beneficiary of each deceased Participant) of the balance in such Participant's Account as of the last day of such Plan Year. The Committee may in its discretion notify Participants of the balance in their Account at more frequent intervals.

                         ARTICLE 7 - RIGHTS TO BENEFITS
- --------------------------------------------------------------------------------


7.01     NORMAL AND LATE RETIREMENT BENEFITS

         (a) AMOUNT OF BENEFIT. Any participant who attains his Normal Retirement Date while in the employ of the Employer or a Related Company shall have a fully vested and nonforfeitable interest in his Total Account Balance. If a Participant retires on or after his Normal Retirement Date, a Benefit equal to his Total Account Balance, determined as of the Valuation Date coinciding with or immediately following the date of retirement, shall be distributed in accordance with Section 8.01.

         (b) EMPLOYMENT AFTER NORMAL RETIREMENT DATE. If a Participant continues in the employ of the Employer or a Related Company after his Normal Retirement Date, he shall continue to be eligible to make Participant Pre-Tax Contributions and to receive Employer Contributions.

7.02 DISABILITY RETIREMENT BENEFIT. Any Participant who, in the judgement of the Committee, becomes Permanently Disabled and who is separated from service of the Employer by reason of such disability, shall have a fully vested and nonforfeitable interest in his Total Account Balance. Upon separation from service by reason of Permanent Disability, a Benefit equal to the Participant's Total Account Balance, determined as of the Valuation Date coinciding with or immediately following the date of Permanent Disability, shall be distributed in accordance with
         Section 8.01.

7.03     DEATH BENEFIT.

         (a) AMOUNT OF BENEFIT. Any Participant who dies while in the employ of the Employer or a Related Company shall have a fully vested and nonforfeitable interest in his Total Account Balance. A Benefit equal to the Participant's Total Account Balance, determined as of the Valuation Date coinciding with or immediately following the date of death, shall be distributed to his Beneficiary in accordance with Section 8.01.

         (b)  DESIGNATION OF BENEFICIARY BY MARRIED PARTICIPANT.

              (1) PRIMARY BENEFICIARY. If a Participant was married at the time of death, he shall be deemed to have designated his surviving spouse as his sole Primary Beneficiary unless prior to his death he designated as Primary Beneficiary one or more persons in addition to or other than his surviving spouse.

              (2) CONSENT OF SPOUSE. No designation under paragraph (1) shall be effective unless EITHER (i) the Participant's surviving spouse consents in writing to the designation, such consent acknowledges the effect of the designation and identifies the non-spouse Beneficiary (including any class of Beneficiaries or any contingent Beneficiaries) or authorizes the Participant to designate Beneficiaries without further consent, and such consent is witnessed by a Plan representative or a notary public, OR (ii) it is established to the satisfaction of the Committee that the consent required under (i) above can not be obtained because there is no spouse, because the spouse cannot be located, or because of such other circumstances as the Secretary of the Treasury may prescribe; AND (iii) the non-spouse Beneficiary designated in accordance with the provisions of this Section
                   7.04 survives the Participant.

              (3) CONSENT LIMITED TO CURRENT SPOUSE. Any consent by a spouse under paragraph (2) above, or a determination by the Committee with respect to such spouse under paragraph (2) above, shall be effective only with respect to such spouse. Any such consent shall be irrevocable, but shall be effective only with respect to the specific Beneficiary designation unless the consent expressly permits designations by the Participant without any requirement of further consent.

              (4) SECONDARY BENEFICIARY. A married Participant may designate one or more Secondary Beneficiaries with the consent of his spouse or, if his spouse is the Primary Beneficiary, without the consent of his spouse.

         (c) DESIGNATION OF BENEFICIARY BY UNMARRIED PARTICIPANT. A Participant who is not married may designate one or more Primary Beneficiaries and one or more Secondary Beneficiaries.

         (d) MANNER OF DESIGNATION. The designation of a Beneficiary must be in writing on a Prescribed Form filed with the Committee before the Participant's death.

         (e) RIGHT TO CHANGE BENEFICIARY. A Participant who has designated a Beneficiary in accordance with this Section 7.03 may change such designation at any time by filing with the Committee a new designation consistent with Section 7.03(b)(2) of this subsection. A new designation shall not be effective unless it satisfies any consent requirement under subsection (b).

         (f) FAILURE TO DESIGNATE BENEFICIARY. If a Participant dies without a surviving spouse or other Beneficiary, the full amount payable upon his death shall be paid to the lawful representative of his estate.

7.04 EARLY RETIREMENT BENEFITS. Any participant who attains his Early Retirement Date while in the employ of the Employer or a Related Company shall have a fully vested and nonforfeitable interest in his Total Account Balance. If a Participant retires on or after his Early Retirement Date, a Benefit equal to his Total Account Balance, determined as of the Valuation Date coinciding with or immediately following the date of retirement, shall be distributed in accordance with Section 8.01.

7.05     OTHER TERMINATION OF EMPLOYMENT.

         (a) AMOUNT OF BENEFIT. If a Participant ceases to be employed by an Employer or a Related Company for any reason other than normal or late retirement, permanent disability retirement, or death, the participant shall be entitled to a Benefit equal to (i) the full value of his Participant Pre-Tax Contribution Account, his Employer Matching Contribution and his Rollover Contribution Account, plus (ii) the nonforfeitable percentage of his Employer Retirement Contribution Account, as determined in accordance with the following vesting schedule:

                                            Nonforfeitable Percentage of
                                                Employer Retirement
              Years of Service                 Contribution Accounts
              ----------------                 ---------------------
              Less than three (3)                         0%
              Three (3) but less than four (4)           20%
              Four (4) but less than five (5)            40%
              Five (5) but less than six (6)             60%
              Six (6) but less than seven (7)            80%
              Seven (7) or more                         100%


         (b) FORFEITURES. A Participant's non-vested Total Account Balance shall constitute a Forfeiture as of the end of the Plan Year in which occurs the earlier of:

              (1) distribution to the Participant of his entire nonforfeitable interest under the Plan on account of separation from service; or

              (2)  occurrence of five consecutive one year Breaks-in-Service.

         (c) DISPOSITION OF FORFEITURES. Forfeitures shall be used as soon as practicable to reduce current Employer Retirement Contributions to the Plan and, if an excess still exists, to reduce future Employer Retirement Contributions as necessary.

         (d) RESTORATIONS. In the event a Participant is less than 100% vested and receives a distribution of his entire vested Total Account Balance pursuant to the terms of Section 7.05(a) but later returns to the service of the Employer or a Related Company prior to incurring five consecutive one year Breaks in Service, the amount of his Forfeiture at the time of termination shall be restored, without adjustment for Trust Fund gains or Losses subsequent to the date of distribution, to his Employer Contribution Account provided the full amount distributed pursuant to Section 7.06(a) is repaid by the Participant to the Trustee before the earlier of:

              (1) the close of the first period consisting of five consecutive one year Breaks in Service, or

              (2) the fifth anniversary of the Participant's date of reemployment.

              The restoration of the Forfeiture shall be made, first, from any other Forfeitures arising in such Plan Year prior to disposition under Section 7.05(c) and, if not available from such Forfeitures, from Employer Contributions for such Plan Year.

7.06     RESTRICTION ON IN-SERVICE DISTRIBUTIONS. Except as provided in Section
         10.01 (Hardship Distributions), Section 10.02 (In-Service Distributions After Attainment of Age 59 1/2), and Section 8.01 (attainment of age
         70 1/2), no Participant shall be entitled to receive any portion of his Benefit under the Plan prior to his retirement, death, disability, other termination of employment as provided in this Article 7, or termination of the Plan.

                      ARTICLE 8 - DISTRIBUTION OF BENEFITS
- --------------------------------------------------------------------------------

8.01 DISTRIBUTION OF BENEFIT. Any Benefit of a Participant that becomes payable under Article 7 shall be paid in such manner and at such time as the Participant or Beneficiary directs in accordance with the terms of this Section.

         (a) If the value of the Participant's vested Total Account Balance as of the Benefit Commencement Date does not exceed $3,500, the Participant's vested Total Account Balance shall be paid in a single lump sum as soon as practicable following such Benefit Commencement Date.

         (b) If subsection (a) does not apply, distribution shall be at the time and in the manner hereinafter described in this Section, based on the Participant's vested Total Account Balance as of the Benefit Commencement Date. Anything herein to the contrary notwithstanding, a Participant whose accounts are less than 100% vested shall not receive a distribution of less than his entire vested Total Account Balance prior to having incurred five consecutive one-year Breaks-in-Service.

         (c)  All distributions shall be subject to the following rules:

              (1) In no event shall distribution begin later than the latest of the following dates:

                   (A)  The date 60 days following the later of

                        (i) the close of the Plan Year in which occurs the Participant's Normal Retirement Date; or

                        (ii) the close of the Plan Year in which occurs the
                             tenth anniversary of the year in which the Participant commenced participation in the Plan; or

                        (iii) the close of the Plan Year in which the
                             Participant terminates employment.

                   (B) The date specified in writing to the Committee by the Participant (but not later than the April 1 following the close of the Plan Year in which the Participant attains age 70 1/2).

              (2) Notwithstanding any direction by the Participant to the contrary, all distributions must be made pursuant to a schedule whereby the Participant's vested Total Account Balance is paid over a period that does not extend beyond the life of the Participant or over the lives of the Participant and any individual he has designated as his Beneficiary (or over the life expectancies of the Participant and his designated individual Beneficiary), as determined pursuant to Code Section 401(a)(9) and regulations thereunder, which shall override any Plan provision not consistent therewith. In addition, the payment method selected must satisfy the minimum distribution incidental benefit requirements of Code
                   Section 401(a)(9)(G) and regulations thereunder.

         (d) In the event of the death of a Participant or Beneficiary while benefits are being paid under a schedule which meets the requirements of the preceding paragraph, payments shall continue pursuant to a schedule which is at least as rapid as the period selected. In the event of the death of a Participant before benefit payments have commenced, any death benefit shall be distributed within five years of death unless the following conditions are met:

              (1) payments are made to an individual Beneficiary designated by the Participant;

              (2) payments are made for the life of such individual Beneficiary or over a period not extending beyond his life expectancy; and

              (3) payments commence within one year of death. If the designated Beneficiary is the Participant's spouse, payments may be delayed until the date the Participant would have attained
                   70 1/2. If the spouse dies before payments begin, the rules of this paragraph shall be applied as if the spouse were the Participant.

         (e) The amount which a Participant or Beneficiary is entitled to receive at any time and from time to time shall be paid by the Trustee at the direction of the Committee. The payments may be made in cash and shall be paid in a single sum.

         (f) If a Participant elects a Benefit Commencement Date other than the date defined in Section 1.03(a), the Participant's accounts shall be invested in an investment fund, as determined by the Committee, established to preserve capital.

               ARTICLE 9 - GENERAL PROVISIONS AFFECTING BENEFITS
- --------------------------------------------------------------------------------

9.01 INDIRECT PAYMENT OF BENEFITS. If any Participant or his Beneficiary is, in the judgment of the Committee, legally, physically or mentally incapable of personally receiving and receipting for any payment due hereunder, payment may be made to the guardian or other legal representative of such Participant or Beneficiary, or if none, to such other person or institution that, in the opinion of the Committee, is then maintaining or has custody of such Participant or Beneficiary (or, if such Beneficiary is a minor, to any person who is custodian for the benefit of such Beneficiary under the Uniform Gifts to Minors Act of the state of residence of such minor). Such payments shall constitute a full discharge with respect thereto.

9.02 APPLICATION FOR BENEFITS. A Participant (or his Beneficiary) must file an application on a Prescribed Form with the Committee, in order to receive a benefit under this Plan.

9.03     CLAIM AND APPEAL PROCEDURE.

         (a) PROCESSING BENEFIT CLAIM. Within 120 days after its receipt of any application for a benefit under the Plan, the Committee shall give written notice to the claimant of its decision of the application.

         (b) DENIAL OF BENEFITS. If the Committee denies the claim, in whole or in part, the written notice of that decision will;

              (1)  explain why the claim was denied,

              (2)  cite the Plan section on which the decision was based, and

              (3) explain the Plan's review procedure set forth in (c) below. If the Committee does not deny the claim on its merits, but merely rejects the application for failure to furnish certain necessary material or information, the written notice to the claimant will explain what additional material is needed and why, and advise the claimant that he may refile a proper application under the claim procedure set forth in (a) above.

         (c) APPEAL AND REVIEW PROCEDURE. If a claim has been denied, the claimant may appeal the denial within 60 days after his receipt of written notice thereof by submitting in writing to the Committee:

              (1)  a request for a review of the denial of claim,

              (2)  a statement of issues and comments, and

              (3) a request for an opportunity to review the Plan, the Trust Agreement and any other pertinent documents (which shall be made available to him by the Committee, within 30 days after its receipt of the request, at a convenient location during regular business hours).

              The Committee will make a decision, which shall be in writing delivered to the claimant, within 60 days after its receipt of the appeal. But if special circumstances require an extension of time, such as the need to hold a hearing, the extension may not extend beyond 120 days after the Committee's receipt of the appeal. The Committee's written decision will contain specific reasons for the decision and the pertinent provisions of the Plan on which the decision is based. The Committee's decision will be final and binding on all persons concerned.

9.04     NONALIENABILITY OF BENEFITS.

         (a) PROVISION WITH RESPECT TO ASSIGNMENT AND LEVY. Except as may be required to comply with a Qualified Domestic Relations Order in accordance with Section 414(p) of the Code, no benefit under this Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, levy or charge, and any attempt to do so shall be void; nor shall any such Benefit be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the person entitled to such Benefit.

         (b) ALTERNATE APPLICATION. If any Participant or Beneficiary under this Plan becomes bankrupt or attempts to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any Benefit under this Plan, except as specifically provided herein, or if any Benefit shall be levied upon, garnisheed or attached, then such benefit shall, in the discretion of the Committee, cease and terminate. In that event the Committee will hold or apply the same or any part thereof to or for the benefit of such Participant or Beneficiary, his spouse, children or other dependents or any of them in such manner and in such proportion as the Committee may deem proper.

9.05 JOINT EMPLOYMENT. Any Employee employed by more than one Employer shall be considered to be an Employee of each such Employer for purposes of participation in this Plan and for benefits under this Plan.

9.06 RECEIPT AND RELEASE. Any final payment or distribution to any Participant or his Beneficiary or his legal representative or other person to whom payment is made in accordance with this Plan shall be in full satisfaction of all claims against the Trust Fund, the Trustee, the Committee and the Employer. The Trustee, the Employer, the Committee or any of them may require a Participant or his Beneficiary or his legal representative to execute a receipt and release of all claims under this Plan upon a final payment or distribution or a receipt to the extent of any partial payment or distribution. The form of any such receipt and release shall be determined by the Trustee, the Employer, the Committee or any of them that are concerned with the payment or distribution to which the receipt and release is applicable.

9.07 UNCLAIMED ACCOUNT PROCEDURE. Neither the Trustee nor the Committee shall be obliged to search for, or ascertain the whereabouts of, any Participant or Beneficiary. The Committee, by certified or registered mail addressed to he last known address of record with the Committee or the Employer, shall notify any Participant or Beneficiary that he is entitled to a distribution under this Plan, and the notice shall quote the provisions of this Section. If the Participant fails to claim his benefits or make his whereabouts known in writing to the Committee within a reasonable period of time and the Committee does not know the whereabouts of the Participant or his Beneficiary, the Committee shall then notify the Social Security Administration of the Participant's (or Beneficiary's) failure to claim the distribution to which he is entitled. The Committee shall request the Social Security Administration to notify the Participant (or Beneficiary) pursuant to the procedures it has established for this purpose. If the Participant or Beneficiary fails to claim his benefits or make his whereabouts known in writing to the Committee within seven (7) calendar years after the date of Notification, the benefits under the Plan of the Participant or Beneficiary will be disposed of as follows:

         (a) If the whereabouts of the Participant is unknown but the whereabouts of the Participant's Beneficiary then is known to the Committee, distribution will be made to the Beneficiary.

         (b) If the whereabouts of the Participant and his Beneficiary are then unknown to the Committee, the Committee shall direct the Trustee to distribute the Participant's benefits in the manner provided under applicable state law with respect to abandoned property.

              While payment is pending the Committee shall direct the Trustee to hold the Participant's benefits in a segregated account invested in U.S. Government obligations, Certificates of Deposit, or other obligations providing a stated rate of return. The segregated account shall be entitled to all income it earns and shall bear all expense or loss it incurs. Any payment made pursuant to the power herein conferred upon the Committee shall operate as a complete discharge of all obligations of the Trustee and the Committee, to the extent of the distributions so made.

                     ARTICLE 10 - IN-SERVICE DISTRIBUTIONS
- --------------------------------------------------------------------------------

10.01    HARDSHIP DISTRIBUTION.

         (a) DISTRIBUTIONS PERMITTED. A Participant who suffers a financial hardship, as defined in this Section, may request a distribution from his Participant Pre-Tax Contribution Account and Rollover Account (subject to the restrictions contained in this Section), as determined as of the Valuation Date coinciding with or immediately preceding the date of the Participant's request.

         (b) PROCEDURE FOR REQUESTING DISTRIBUTION. The request shall be on a Prescribed Form and shall set forth the amount requested and the facts establishing the existence of the hardship. Upon receipt of the request, the Committee shall determine whether a financial hardship does exist. If the Committee determines that a hardship does exist, it shall further determine the amount required to meet the need created by the hardship (taking into account other financial resources reasonably available to the Participant), and shall direct the Trustee to distribute to the Participant in a single lump sum payment the amount required as soon as practicable.

         (c) RESTRICTIONS ON DISTRIBUTIONS. No distribution made pursuant to this Section shall exceed the amount of the Participant's immediate and heavy financial need. No distribution shall be made pursuant to this Section unless the Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans then available under all plans maintained by the Employer and any Related Company. No distribution shall be made pursuant to this Section with respect to income or gain earned with respect to a Participant's Pre-Tax Contribution Account, or from a Participant's Employer Matching Contribution Account or Employer Retirement Contribution Account.

         (d) MEANING OF "FINANCIAL HARDSHIP." For purposes of this Section, the term "financial hardship" means an immediate and heavy financial need of the Participant on account of (1) medical care within the meaning of Section 213(d) of the Code incurred by the Participant, the Participant's spouse, or any dependent of the Participant, or necessary for these persons to obtain medical care described in
              Section 213(d) of the Code, (2) costs directly related to the purchase (excluding mortgage payments) of a principal residence of the Participant, (3) payment of tuition and related educational fees for the next twelve (12) months of post-secondary education for the Participant, the Participant's spouse, the Participant's children, or any dependent of the Participant, or (4) the need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence. The amount of an immediate and heavy financial need may include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the hardship distribution.

              The Committee shall have full discretionary authority, based on all the relevant facts and circumstances, to determine the existence of a financial hardship.

         (e) SUSPENSION OF PARTICIPANT CONTRIBUTIONS. A Participant shall not be eligible to make Participant Pre-Tax Contributions to this Plan (or any other plans maintained by the Employer) for any portion of the twelve-month period immediately following the date on which the Participant receives a hardship distribution. A Participant's existing elections to make Participant Pre-Tax Contributions shall be deemed revoked throughout such twelve-month period.

         (f) LIMITATION OF PARTICIPANT PRE-TAX CONTRIBUTION FOR TAXABLE YEAR FOLLOWING HARDSHIP DISTRIBUTION. A Participant shall not make Participant Pre-Tax Contributions and the Employer shall not contribute to the Trust a Participant Pre-Tax Contribution on behalf of a Participant, for the Participant's taxable year immediately following the taxable year of a hardship distribution to the Participant from the Participant's Participant Pre-Tax Contribution Account, in excess of $7,000.00 (or such higher limit as may be in effect for the Plan Year under Code Section 402(g)(5)) for such next taxable year less the amount of the Participant's Participant Pre-Tax Contribution and any other elective deferrals (as defined in Code Section 402(g)(3)) of the Participant through the Employer or a Related Company for the taxable year of the hardship distribution from the Participant's Participant Pre-Tax Contribution Account.

10.02    IN-SERVICE DISTRIBUTIONS AFTER ATTAINMENT OF AGE 59 1/2.

         A Participant may withdraw any portion of his Participant Pre-Tax Contribution Account and Rollover Contribution Account after the Participant has attained the age of 59 1/2, regardless of whether the Participant has terminated employment, as of any Valuation Date, by filing a request for such withdrawal on a Prescribed Form with the Committee at least thirty (30) days prior to such Valuation Date. Only one such withdrawal may be made while the Participant is a Participant in the Plan. Any Benefit of a Participant that becomes payable under this Section 10.02 shall be paid in accordance with Section 8.01(e).

                            ARTICLE 11 - TRUST FUND
- --------------------------------------------------------------------------------

11.01 APPOINTMENT OF TRUSTEE. The Company shall appoint one or more individuals or corporations to act as Trustee under the Plan, and at any time may remove and appoint a successor to any such person or persons. The Company may enter into a trust agreement with the Trustee and make such amendments to such trust agreement or such further agreements as the Company in its sole discretion may deem necessary or desirable to carry out the Plan.

11.02 EXCLUSIVE BENEFIT OF TRUST. All contributions under this Plan shall be paid to the Trustee and deposited in the Trust. Except as provided in Sections 11.03 and 15.02, all assets of the Trust shall be retained for the exclusive benefit of Participants and Beneficiaries, and shall be used to pay benefits to such persons or to pay administrative expenses of the Plan or Trust, and shall not revert to or inure to the benefit of the Company, any Employer or any Related Company.

11.03    RETURN OF CONTRIBUTIONS.

         (a) WHEN CONTRIBUTIONS SHALL BE RETURNED. If a contribution to the Trust is:

              (1)  made by reason of a mistake of fact, or

              (2) believed by the Company in good faith to be deductible under Code Section 404(a)(3), but deduction under Code Section 404(a)(3) is disallowed, the Trustee shall, upon request by the Company, return to the Company the excess of the amount contributed over the amount, if any, that would have been contributed had there not occurred a mistake of fact or a mistake in determining the amount deductible under Code
                   Section 404(a)(3).

         (b) LIMITATION ON RETURN OF CONTRIBUTIONS. In no event shall the return of a contribution hereunder cause any Participant's Total Account Balance to be reduced to less than it would have been had the mistaken or nondeductible amount not been contributed. No return of a contribution hereunder shall be made more than one year after the mistaken payment of the contribution or one year after the final disallowance of the deduction (whether by agreement with the Internal Revenue Service or by court decision).

11.04    INVESTMENT OF TRUST ASSETS.

         (a) DIRECTION BY COMPANY. The Company shall have full authority to manage and control the investment of assets of the Plan. The Company may, in its discretion, delegate some or all of such authority to the Committee, the Trustee, the Participants (in accordance with subsection (b)) or one or more investment managers. It is the Company's investment objective in establishing this Plan that contributions be invested in a manner designed to preserve principal and obtain a reasonable return consistent with such preservation. Nevertheless, the Company reserves the right to amend the Plan to change its investment objectives.

         (b)  DIRECTION BY PARTICIPANTS.

              (1) PARTICIPANT DIRECTION PERMITTED. The Committee may permit each Participant to direct the investment of his Participant Pre-Tax Contribution Account, his Employer Matching Contribution Account, his Employer Retirement Contribution Account and (if any) his Rollover Contribution Account. These Accounts are referred to collectively in this subsection (b) as "Directed Accounts."

              (2) INVESTMENT OPTIONS. In the event that the Committee permits Participants to direct investments, the Committee shall make available not less than three investment options and shall provide reasonably detailed information to the Participants with respect to each such option. The Committee may change investment options at any time, as it deems appropriate.

              (3) RULES AND PROCEDURES. The Committee shall adopt rules and procedures regarding the investment and reinvestment of Directed Accounts and shall make available Prescribed Forms for Participants to select and to change investment options. A Participant shall be permitted to change how prospective contributions made to the Plan on his behalf are invested among the investment options made available by the Committee as of any January 1, April 1, July 1, or October 1. Subject to any rules imposed by a particular investment option, a Participant shall be permitted to change how all or a portion of the accumulated amounts then in his accounts are invested among the investment options made available by the Committee as of any January 1, April 1, July 1, and October 1. A Participant's investment directions shall be in multiples of twenty-five percent (25%).

              (4) SEPARATE ACCOUNTING. Each Participant's investment in each investment option shall be accounted for separately for purposes of Section 6.02 (Adjustment of Accounts).

              (5) FAILURE TO DIRECT INVESTMENT. In the event that a Participant fails to direct the investment of all or a portion of his Directed Accounts the non-directed portion shall be invested by the Trustee in accordance with investment guidelines determined by the Committee.

                      ARTICLE 12 - ADMINISTRATION OF PLAN
- --------------------------------------------------------------------------------


12.01    ADMINISTRATIVE COMMITTEE.

         (a) GENERAL DUTIES OF COMMITTEE. The Plan shall be administered by the Company which shall be the Plan Administrator for purposes of ERISA. However, the Board of Directors of the Company shall appoint a Committee to act on behalf of the Company. The Committee shall have general responsibility for carrying out the provisions of the Plan. Except as otherwise provided in subsection (f), the Committee shall not be responsible in any way for the administration of the Trust Fund.

                   THE COMPANY shall discharge its duties under the Plan solely in the interest of the Participants and their Beneficiaries in accordance with the provisions of the Plan insofar as they are consistent with the provisions of Applicable Law, and the regulations issued thereunder.

                   THE COMPANY shall discharge its duties under the Plan with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in like capacity and familiar with such matters would use in the conduct of a similar enterprise of a like character and with like aims.

         (b) MEMBERSHIP OF COMMITTEE. The Committee shall be comprised of at least three but not more than five members appointed from time to time by the Company and serving without compensation at the pleasure of the Company. A Participant in the Plan may serve as a member of the Committee. The Committee may appoint a secretary, who may but need not be a member of the Committee, and may appoint such subcommittees from their own number or otherwise to which they may delegate such of their powers and duties as they shall determine.

                   ANY PERSON appointed a member of the Committee shall signify his acceptance by filing a written acceptance with the Company.

                   THE COMPANY may remove or replace a member of the Committee including its Chair who it shall appoint, by written notice to such member and to all other members of the Committee, and any member of the Committee may resign by written notice to the Company and to all other members of the Committee, to take effect upon the date specified in any such notice.

                   IN ADDITION, a member of the Committee shall automatically be removed from the Committee, without Company action, upon such member's termination of employment with the Company or any Related Company.

         (c)  PROCEDURES.

              (1) The Committee shall hold meetings upon such notice, at such places and at such times as they may from time to time determine. Notice may be waived in writing. At any meeting, a quorum for the transaction of business shall be two-thirds of the then membership of the Committee.

              (2) The Committee shall act by a majority of its membership, and the action of such majority expressed by a majority vote of those members present at a meeting, or in writing without a meeting signed by a majority of the then membership of the Committee, shall constitute an action taken by the Committee.

              (3) The Chair of the Committee (and any one or more of its other members, or any agent, as from time to time may be specifically authorized by the Committee) may act between meetings and sign on behalf of the entire Committee.

              (4) The Committee shall keep appropriate books and records. The Committee shall make available to each member for examination at reasonable times during business hours such of its records as pertain to him.

         (d) POWERS OF THE COMMITTEE. The Committee is specifically authorized and empowered, but not by way of limitation,

              (1) To construe or interpret the provisions of the Plan whenever necessary to carry out its intention and purpose.

              (2) To engage or employ such accountants, legal counsel, other advisors, agents, and such clerical, medical and other services as may be required by Applicable Law or as it may deem advisable to assist in the administration of the Plan.

              (3) To establish from time to time rules for the administration of the Plan and the transaction of its business. The determination of the Committee as to any disputed question arising hereunder including, but without limitation, questions of construction, administration and interpretation shall be final and conclusive upon all persons including, but not by way of limitation, Employees, Participants and Beneficiaries; their heirs, distributes and personal representatives; and any other person claiming an interest under the Plan.

         (e) INDEMNIFICATION. Each member of the Committee shall be indemnified by the Employers against all such expenses (other than amounts paid in any settlement not approved by the Company) reasonably incurred by him in connection with any action to which he may be a party by reason of his membership in the Committee, except in relation to matters as to which he shall be adjudged to have participated in a breach of fiduciary duty. The forgoing right to indemnification shall be in addition to any other rights to which any such member may be entitled as a matter of law.

         (f) LIABILITY. The members of the Committee shall not be liable for any action taken by them or by any other fiduciary in the administration of the Plan or Trust except as provided under ERISA.

12.02 NONDISCRIMINATORY ACTION. Any discretionary acts to be taken under the provisions of this Plan by the Committee or by any Employer, with respect to classification of Employees, contributions or benefits, shall be uniform in their nature and applicable to all persons similarly situated, and no discretionary act shall be taken which shall be discriminatory under the provisions of Section 401(a) of the Code.

12.03 FUNDING POLICY AND METHOD. The Committee shall establish a funding policy and method and advise the Trustee thereof, so that the investment of the Trust Fund can be appropriately coordinated with the Plan's financial needs (such as the requirements for liquidity and investment performance to meet expected benefit payments) both on a short-term and long-term basis.

12.04 GOVERNMENT FORMS. The Committee shall have primary responsibility with respect to the preparation of any forms which, pursuant to Applicable law, must be filed by or on behalf of the Plan with a government agency or which must be distributed or made available to any person, and the Committee shall be primarily responsible for the proper filing, distribution or availability of such forms.

12.05 ADMINISTRATIVE ASSISTANCE OF EMPLOYERS. Each Employer shall provide such assistance in the administration of the Plan with respect to such Employer as the Committee may reasonably require. Such assistance shall include but not be limited to the following:

         (a) INFORMATION REQUIRED BY COMMITTEE. Each Employer shall promptly furnish the Committee with such information as the Committee shall reasonably require to enable it to administer the Plan including, but not limited to, the names, social security numbers, current addresses, dates of birth, dates of hire or rehire and current Compensation and Hours of Service of all Employees, and data pertaining to Employer Contributions and Participant Pre-Tax Contributions paid by the Employer to the Trustee.

         (b) APPOINTMENT OF AGENT. Each Employer shall appoint one or more of its Employees as its agent to facilitate communication between the Employer and the Committee. Such Employee shall carry out such administrative tasks with respect to the participation in the Plan by the Employer as the Committee shall reasonably request including, for example, the distribution of Prescribed Forms and notices to Employees of the Employer, the explanation of forms and the collection of forms required to be filed with the Committee.

12.06 DELEGATION OF POWERS. Wherever the Company is given a power or duty hereunder, the Company may transfer that power or duty to the Committee or to any committee of the Board, subject to the right of the Company to terminate such transfer at any time.

12.07 EXPENSES OF PLAN ADMINISTRATION. The expenses incurred by the Committee in the performance of its duties, including fees for legal, clerical, medical, accounting and other services rendered to the Committee, shall be payable from the Trust Fund

                ARTICLE 13 - RIGHTS AND OBLIGATIONS OF EMPLOYERS
- --------------------------------------------------------------------------------


13.01 ADOPTION OF PLAN. Any Related Company that is authorized by the Company to adopt this Plan may adopt the Plan by action of its managing body. Adoption of this Plan by any Employer constitutes agreement by the Employer to observe all terms of the Plan as then in effect and as subsequently amended by the Company until such time as the Employer terminates its participation in the Plan.

13.02 WITHDRAWAL. Any Employer may elect to terminate its participation in the Plan at any time by action of its managing body as provided in
         Section 14.02. The Company at any time in its discretion may determine that an Employer shall no longer participate in the Plan and may direct that such Employer withdraw from the Plan.

13.03    DISCLAIMER OF EMPLOYER LIABILITY.

         (a) It is the intention of each Employer to continue this Plan and make contributions regularly each year. However, nothing contained in this Plan or the Trust Agreement shall be deemed to require any Employer to continue this Plan indefinitely or for any specified period of time.

         (b) No liability shall attach to any Employer for the payment of any Benefit or claim hereunder, and Participants, their Beneficiaries, and all person claiming under or through them shall have recourse only to the Trust Fund for payment of any Benefit hereunder.

         (c) No Employer ("first Employer") shall be liable for Employer Contributions required to be made by another Employer unless the first Employer assumes such liability in writing.

13.04 EMPLOYER-EMPLOYEE RELATIONSHIP. The establishment of this Plan shall not be construed as conferring any legal or other rights upon any Employee or any person for a continuation of employment, nor shall it interfere with the rights of an Employer to discharge any Employee or refuse to rehire a former Employee or otherwise act with relation to him. Each Employer may take any action (including discharge or refusal to rehire) with respect to any Employee or former Employee or other person and may treat him without regard to the effect that such action or treatment might have upon him as a Participant under this Plan.

                    ARTICLE 14 - AMENDMENTS AND TERMINATION
- --------------------------------------------------------------------------------


14.01    AMENDMENT OF PLAN.

         (a) RIGHT TO AMEND PLAN AND TRUST. The Company shall have the exclusive right at any time and from time to time to cause any or all of the provisions of the Plan or Trust to be modified or amended in any manner, either prospectively or retroactively, provided, however, that the Company shall not have the right:

              (1) To amend the Plan or Trust in such manner as would cause or permit any part of the Trust to be diverted for purposes other than for the exclusive benefit of the Participants and their Beneficiaries including defraying the reasonable expenses of administering the Plan (except as permitted under Section 11.03);

              (2) To amend the Plan or Trust retroactively in such manner as would deprive any Participant of any Benefit to which he was entitled under the Plan by reason of Contributions made prior to the amendment, unless such amendment is necessary to conform the Plan or Trust to, or satisfy the conditions of, any law, governmental regulation or ruling, or to permit the Trust and the Plan to meet the requirements of Sections 401(a) and 501(a) of the Code; or

              (3) To amend the Plan or Trust in such manner as would increase the duties or liabilities of the Trustee or effect its fee for services under the Plan and Trust Agreement, unless the Trustee consents thereto in writing.

         (b) AMENDMENT PROCEDURE. The Plan may be amended by written instrument executed pursuant to authorization by the Company's Board of Directors. A copy of each amendment shall be filed with each Employer.

14.02    WITHDRAWAL OF AN EMPLOYER.

         (a)  TERMINATION OF PARTICIPATION IN PLAN.

              (1) RIGHT TO TERMINATE PARTICIPATION. Any Employer may at any time terminate its participation in the Plan, but all contributions theretofore made shall remain the sole property of the Trustee for use under the Plan. Upon such termination, each Participant employed by such Employer shall be fully and nonforfeitably vested in his Total Account Balance.

              (2)  DISTRIBUTION OF TOTAL ACCOUNT BALANCES. Subject to paragraph
                   (3), the Total Account Balances of the Participants employed by a terminating Employer shall be distributed to such Participants as soon as practicable after the termination occurs.

              (3) DISTRIBUTION PROHIBITED. No distribution shall be made under paragraph (2) so long as the Employer or any entity related to the Employer (within the meaning of Code Section 414(b), (c), (m) or (o)) maintains a defined contribution plan (other than an employee stock ownership plan as defined in Code
                   Section 4975(e)(7) or 409 or a simplified employee pension as defined in Code Section 408(k)) and is reasonably expected to maintain such a plan within twelve (12) months after the distribution of assets from the Plan. However, if fewer than two percent (2%) of the Employees who are eligible to participate in this plan at the time of its termination are or were eligible under another defined contribution plan (other than an employee stock ownership plan as defined in Code Section 4975(e)(7) or 409 or a simplified employee pension as defined in Code Section 408(k)) at any time during the twenty four (24) month period beginning twelve (12) months before the time of the termination, the preceding sentence of this paragraph (3) shall not apply.

         (b)  PARTICIPATION IN A SEPARATE PLAN.

              (1) CONTINUATION OF PLAN. Notwithstanding subsection (a), if an Employer ceases to be a Related Company, the Employer may, with the approval of the Committee, withdraw from the Plan and continue the Plan in effect as a separate plan for the benefit of its Employees, with such modification as the Employer may deem appropriate. Such withdrawal shall occur as of the Valuation Date immediately following the date on which the Employer ceases to be a Related Company.

              (2) TRANSFER OF TRUST ASSETS. Simultaneously with the withdrawal, the withdrawing Employer shall establish a separate trust for the holding and administration of funds under the separate plan. If such action is taken, the Committee shall direct the Trustee to transfer to the Employer's trust assets equivalent to the aggregate value of the Total Account Balances of the Participants employed by the Employer. Upon the transfer of such assets to the Employer's trust, such Participants shall cease to be Participants in the Plan. Any transfer of assets pursuant to this Section shall be subject to the limitations of Section 14.05.

14.03    TERMINATION OF PLAN.

         (a) RIGHT TO TERMINATE PLAN. The Company by action of its Board of Directors, shall have the exclusive right to terminate the Plan at any time by filing written notice with the Trustee and each Employer. Upon such termination or any partial termination, each affected participant shall be fully and nonforfeitably vested in his Total Account Balance.

         (b) DISTRIBUTION OF TOTAL ACCOUNT BALANCES. In the event of the complete termination of the Plan, the Total Account Balances of the Participants shall be distributed to the Participants as soon as practicable after the termination occurs.

         (c) DISTRIBUTION PROHIBITED. No distribution shall be made under paragraph (b) so long as the Employer or any entity related to the Employer (within the meaning of Code Section 414(b), (c), (m) or
              (o)) maintains a defined contribution plan (other than an employee stock ownership plan as defined in Code Section 4975(e)(7) or 409 or a simplified employee pension as defined in Code Section 408(k)) is reasonably expected to maintain such a plan within (12) twelve months after the distribution of assets from the Plan. However, if fewer than two percent (2%) of the Employees who are eligible to participate in this plan at the time of its termination are or were eligible under another defined contribution plan (other than an employee stock ownership plan as defined in Code Section 4975(e)(7) or 409 or a simplified employee pension as defined in Code Section 408(k)) at any time during the twenty four (24) month period beginning twelve (12) months before the time of the termination, the preceding sentence of this paragraph (c) shall not apply.

14.04    ASSET TRANSFERS.

         (a) TRANSFERS TO THE PLAN. In connection with the acquisition by an Employer of all or a portion of another business, the Committee in its discretion may, by resolution adopted and filed with the Trustee, authorize this Plan to accept from another plan qualified under Section 401(a) of the Code the transfer of assets allocable to employees of the acquired business who become Employees of such Employer and to hold such assets for the benefit of such Employees. However, unless the Committee specifically determines otherwise, such a transfer shall be accepted only from a profit sharing plan which is not, either of itself or with respect to any Participant therein who becomes a Participant in this Plan, a plan to which the joint and survivor annuity requirements of Section 401(a)(11) of the Code are applicable. The assets received on behalf of each employee shall be allocated to such Accounts as the Committee deems appropriate in view of their source under the transferrer plan. The Committee in its discretion may adopt such special rules governing the receipt, holding, investment, administration, and disbursement of assets received from a particular transferrer plan, and governing the rights of Participants with respect to such assets, as it deems appropriate under the circumstances.

         (b) TRANSFERS FROM THE PLAN. In like manner, the Committee may authorize the transfer of assets of this Plan (and the liabilities related thereto) allocable to persons who were Participants herein and who become employees of another employer which acquires the business in which such Participants had been employed, to the trustee of another plan qualified under Section 401(a) of the Code maintained by such employer in which such participants will participate, provided such plan provides for the acceptance of such assets (and of such liabilities related thereto).

         (c) LIMITATION ON TRANSFERS. Transfers pursuant to this Section shall be subject to the limitations of Section 14.05.

14.05    MERGERS.

         (a) MERGER SHALL NOT RESULT IN PLAN TERMINATION. Neither the merger of any Employer with any other organization, nor the merger, consolidation or transfer of the assets or liabilities of this Plan with or to any other retirement plan, shall in and of itself result in the termination of this Plan or be deemed a termination of employment as respects any Employee.

         (b) RESTRICTION ON PLAN MERGERS. This Plan may not be merged or consolidated with, nor its assets or liabilities transferred to, any other retirement plan unless the benefit to which each Participant and Beneficiary would be entitled upon termination of the Plan immediately after such merger, consolidation or transfer will be equal to or greater than the benefit to which he would be entitled if this Plan were to terminate immediately prior to such merger, consolidation or transfer.

                           ARTICLE 15 - MISCELLANEOUS
- --------------------------------------------------------------------------------


15.01 INFORMATION BETWEEN COMMITTEE AND TRUSTEE. The Committee shall furnish to the Trustee, and the Trustee shall furnish to the Committee, such information relating to the Plan and Trust as may be required under the Code and any regulations issued or forms adopted by the Treasury Department thereunder or under the provisions of ERISA and any regulations issued or forms adopted by the Labor Department thereunder.

15.02 PAYMENT UNDER QUALIFIED DOMESTIC RELATIONS ORDER. Notwithstanding any provisions of the Plan to the contrary, if there is entered any Qualified Domestic Relations Order that affects the payment of Benefits hereunder, such Benefits shall be paid in accordance with the applicable requirements of such Order.

15.03 ACTION BY THE COMPANY. Any action required or permitted to be taken by the Company under this Plan shall be taken by the Board or by an officer of the Company duly authorized under applicable corporation law and the governing instruments of the Company. The Company may allocate and delegate its fiduciary responsibilities, and may designate others to carry out its fiduciary responsibilities, in accordance with Section 405 of ERISA.

15.04 CONSTRUCTION. Section headings are inserted in this document for convenience only and shall not be construed as terms of the Plan. A pronoun or adjective in the masculine gender includes the feminine gender, and the singular includes the plural, unless the context clearly indicates otherwise.

15.05 GOVERNING LAW. The Plan and Trust shall be construed, administered and enforced according to the laws of the State of Pennsylvania to the extent such laws are not inconsistent with or preempted by ERISA. The authority of the Company and each Employer to take any action or refrain from taking any action shall be governed by the statue under which such entity is organized.

15.06 TRUST AGREEMENT. The Trust Agreement shall be deemed attached hereto and is hereby made a part of this Plan.

                       ARTICLE 16 - TOP HEAVY PROVISIONS
- --------------------------------------------------------------------------------


16.01    APPLICABILITY. Notwithstanding anything herein to the contrary, this
         Article 16 shall apply in any Plan Year in which the Plan is determined to be a "Top-Heavy Plan".

16.02    DETERMINATION OF TOP-HEAVY PLAN STATUS.

         (a) TOP-HEAVY PLAN STATUS. The Plan will be considered a Top-Heavy Plan for the Plan Year if as of the last day of the Plan Year immediately preceding it (hereinafter referred to as the "Determination Date"):

              (1) the aggregate of the Accounts (not including any allocations to be made as of such determination date, unless the Employer Contribution was actually made and allocated as of such determination date) of Participants who are Key Employees exceeds 60% of the aggregate of the Accounts of all Participants under the Plan; or

              (2) the Plan is part of a Required Aggregation Group and the Required Aggregation Group is a Top-Heavy Group.

              Notwithstanding the provisions of paragraph (1) of this subsection(a), the Plan shall not be considered a Top-Heavy Plan for any Plan Year in which it is a part of a Required or Permissive Aggregation Group that is not a Top-Heavy Group.

         (b) VALUE OF ACCOUNTS. The value of a Participant's Account shall be determined as of the most recent Valuation Date which occurs within the 12-month period ending on the Determination Date, as if the Participant terminated his employment on such Valuation Date.

16.03 DEFINITIONS. For purposes of Section 16.02 the following terms shall have the following meanings:

         (a) KEY EMPLOYEE means any Employee or Beneficiary of such Employee who at any time during the Plan Year or any of the four preceding Plan Years is:

              (1) an officer of the Employer or a Related Company whose total annual compensation exceeds 150% of the amount in effect under Section 415(c)(1)(A) of the Code for any such Plan Year; provided however, that the number of officers shall be limited to 50 (or if fewer, the greater of three or 10% of all Employees of the Employer and a Related Company);

              (2) one of the 10 Employees having annual compensation form the Employer or a Related Company of more than the limitation in effect under Section 415(1)(A) of the Code and owning (or considered as owning within the meaning of Section 318 of the
                   Code) the largest interest in the Employer or a Related Company;

              (3) a 5% owner (as defined in Section 416 (i)(1)(3) of the Code) of the Employer or a Related Company; or

              (4) a 1% owner (as defined in Section 416 (i)(1)(C) of the Code) of the Employer or a Related Company if his compensation from such company exceed $150,000.

         (b)  NON-KEY EMPLOYEE means a Participant who is not a Key Employee.

         (c) PERMISSIVE AGGREGATION GROUP means a Required Aggregation Group, plus one or more plans of the Employer or a Related Company that are not part of the Required Aggregation Group but which satisfy the requirements of Section 401(a)(4) and 410 of the Code when considered together with the Required Aggregation Group.

         (d)  REQUIRED AGGREGATION GROUP means:

              (1) each qualified plan of the Employer and any other plan of a Related Company in which a Key Employee is a Participant; and

              (2) each other plan of the Employer a Related Company which enables any plan described in a paragraph (1) above to meet the requirements of Section 401(a)(4) or Section 410 of the Code.

         (e) TAXABLE COMPENSATION means with respect to any Limitation Year, a Participant's wages, salaries, fees for professional services actually rendered in the course of employment with an Employer (including, but not limited to, commissions paid salespersons, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses) paid or made available to the Participant for the Limitation Year.

              (1)  Taxable Compensation includes:

                   (A) Amounts described in Code Section 105(d), whether or not these amounts are excludable from the gross income of the Participant under that Code Section;

                   (B) Amounts described in Code Sections 104(a)(3), 105(a) and 105(h), but only to the extent that those amounts are includible in the gross income of the Participant;

                   (C) Amounts paid or reimbursed by the Employer for moving expenses incurred by the Participant, but only to the extent that these amounts are not deductible by the Participant under Code Section 217;

                   (D) The value of a nonqualified stock option granted to the Participant by the Employer, but only to the extent that the value of the option is includible in the gross income of the Participant for the taxable year in which granted; and

                   (E) The amount includible in the gross income of the Participant upon making the election described in Code
                        Section 83(b).

              (2)  Taxable Compensation does not include:

                   (A) Contributions made by the Employer to a plan of deferred compensation to the extent, before application of the Code Section 415 limitations to the plan, the contributions are not includible in the gross income of the Participant for the taxable year in which contributed;

                   (B) Any distribution from a plan of deferred compensation regardless of whether such amounts are includible in the gross income of the Participant when distributed, provided, however, that amounts received by the Participant from unfunded, non-qualified plans shall be treated as Taxable Compensation in the year in which such amounts are includible in the gross income of the Participant;

                   (C) Amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by the Participant either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

                   (D) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

                   (E) Other amounts which receive special tax benefits such as premiums on group term life insurance (but only to the extent that premiums are not includible in gross income of the Participant).

              (3) The definition of Taxable Compensation under this Section 16.03(e) is intended to conform to the definition of "compensation" under Section 415(c)(3) of the Code and the Code definition shall control in the case of a conflict between it and the definition set forth in this Section 16.03(e).

              (4) For purposes of this Section 16.03(e) the term "Employer" includes the Employer and any Related Company.

              (5) In no event shall a Participant's Taxable Compensation exceed, for purposes of the Plan, $200,000 or such larger amount as the Secretary of the Treasury may determine for such Limitation Year under Section 401(a)(17) of the Code.

         (f)  TOP-HEAVY GROUP means any aggregated group if:

              (1)  the sum as of the Determination Date of -

                   (i) the aggregate present value of the accrued benefits for participants who are Key Employees under all defined benefit plans included in such group, and

                   (ii) the aggregate of the accounts of Participants who are
                        Key Employees under all defined contribution plans included in such group,

              (2)  exceeds 60% of a similar sum determined for all Participants.

16.04    MINIMUM ANNUAL ADDITION.

         (a) REQUIRED ANNUAL ADDITION. Subject to subsections (b)and (c) hereof, a Non-Key Employee shall receive at least a minimum allocation of Employer Contributions in each Plan Year that the Plan is determined to be a Top-Heavy Plan in accordance with the provisions of Section 16.02. The minimum allocation shall equal the lesser of (i) 3% of the Non-Key Employee's Taxable Compensation for the year or (ii) the highest Annual Addition rate for any Key Employee, reduced by the amount of the Employer contribution, if any, made on behalf of the Non-Key Employee for the Plan Year.

         (b) ELIGIBILITY TO SHARE. A Non-Key Employee shall receive the minimum allocation described in this Section 16.04 provided he has become a Participant and has not terminated employment with the Employer as of the last day of the Plan Year.

         (c) NONDUPLICATION OF BENEFITS. A Non-Key Employee's minimum allocation under this Section 16.04 for the Plan Year shall be reduced by any minimum allocation he receives for such year under another Top Heavy defined contribution plan maintained by the Employer or a Related Company.

              An Employee shall not receive such minimum allocation if he also receives in such year a minimum benefit (within the meaning of Section 416(c)(1) of the Code) under a Top-Heavy defined benefit plan maintained by the Employer or a Related Company. Notwithstanding the preceding sentence, if such other defined benefit plan does not provide a minimum benefit, each Non-Key Employee covered under this Plan and such other plan shall receive a minimum allocation under this Section 16.04 of at least 5% of his Taxable Compensation for the Plan Year.

16.05 ADJUSTMENT OF LIMITATION ON ANNUAL ADDITIONS. For any Limitation Year that is a Top Heavy Plan Year, the adjustment described in Section 416(h) of the code shall apply for purposes of determining a Participant's "defined benefit plan fraction" under Section 5.04(c) unless:

         (a) the Plan and each plan with which the Plan is required to be aggregated pursuant to Section 16.02 satisfies the requirements of
              Section 416(h)(2)(A) of the Code; and

         (b) the Plan Year would not be a Top Heavy Plan Year if "90%" were substituted for "60%" in paragraph (1) of Section 16.02(a).

16.06 CHANGE IN THE LAW. The foregoing provisions have been included in this Plan in order to comply with Section 416 of the Code. If Code Section 416 is withdrawn, rescinded or revoked, in whole or in part, the provisions of this Article 16 shall be deemed withdrawn, rescinded or revoked.

                               ARTICLE 17 - LOANS
- --------------------------------------------------------------------------------


17.01 LOANS OF ROLLOVER AND PRE-TAX CONTRIBUTIONS. In its sole discretion, the Committee may direct the Trustee to make a loan or loans to a Participant from such Participant's Rollover Contribution Account and Participant Pre-Tax Contribution Account. A Participant shall be entitled to receive up to one (1) loan during each twelve-month period and shall not be permitted to have more than one (1) loan outstanding at any time.

         Such loan shall be in amount which does not exceed the amount set forth in Section 17.01(1). A loan shall be made only upon the written applications of the participant on a Prescribed Form and on such terms and conditions as the Committee may decide, subject to Section 17.01(3) and Section 17.01(4). In making such loans, the Committee shall apply uniform policies and shall not discriminate in favor of or against any Participant of group of Participants.

         (1) MAXIMUM LOAN AMOUNT. In no event shall any loan be made pursuant to this Section be in an amount which shall cause the outstanding aggregate balance of all loans made under this Plan and all other qualified plans (as defined in Section 219(e)(3) of the Code without regard to Subparagraph (D) thereof) maintained by the Employer or any Related Company to exceed the lesser of:

              (a) Fifty thousand dollars ($50,000), reduced by the excess, if any, of:

                   (i) the highest outstanding balance of loans from the Plan during the one (1) year period ending on the day before the date on which such loan was made, over

                   (ii) the outstanding balance of loans from the Plan on the date on which such loan was made, or

              (b) one-half of the "Adjusted Balance "in such Participant's Rollover Contribution Account and Participant Pre-Tax Contribution Account, or

              Notwithstanding any of the preceding provision of this Section, in no event shall any loan made under this Section exceed 100% of the Adjusted Balance in a borrowing Participant's Rollover Contribution Account and Participant Pre-Tax Contribution Account.

              For purposes of this Section 17.01(1)(b), the "Adjusted Balance" of a Participant's Rollover Contribution Account and Participant Pre-Tax Contribution Account shall mean the balance in such Accounts determined as of the last valuation date made within the twelve (12) month period preceding the date on which an application for a loan under this Section is made, adjusted for distributions made after the date of such valuation but not for earnings, gains or losses subsequent to the date of such valuation.

         (2) MINIMUM LOAN AMOUNT. Notwithstanding any other provision to the contrary, in no event shall any loan made pursuant to this Section be in an amount which is less than five hundred dollars ($500).

         (3) REPAYMENT OF LOANS. A loan made under this Section shall mature and be payable within five (5) years from the date such loan is made. All loans made under this Section must be repaid in level amortization payments not less frequently than quarterly pursuant to a payroll withholding.

         (4) TERMS. A loan to a Participant shall be made according to the following terms:

              (a) the minimum security for a loan shall be the Adjusted Balance of the Rollover Contribution Account and Participant Pre-Tax Contribution Account of the borrowing Participant;

              (b) interest shall be charged on a loan at the prime rate plus two percent (2%) in effect on the first day of the month in which the loan is made.

              (c) a loan shall be evidenced by such forms of obligations, and shall be made upon such additional terms as to default, prepayment, security and otherwise as the Committee shall determine.

              A loan shall be deducted first from the Participant's Rollover Contribution Account and then from the Participant's Pre-Tax Contribution Account, on a pro-rata basis, from each of the investment categories in which the Accounts are invested, and invested in a special loan account. As the borrowing Participant repays the loan, his loan account shall be credited with both the principal and interest. Upon repayment of a loan by a borrowing Participant, whether partial repayment or full repayment, the principal and credited earnings in the Participant's loan account shall be reallocated to the Accounts in the same proportion from which the amounts were taken and among the investment categories in which the Accounts are invested in the same proportions as his investment elections on file at the time of repayment.

              The entire unpaid balance of any loan made under this Section and all interest due thereon, including all arrearages thereon, shall be the option of the Committee, immediately become due and payable without further notice or demand, upon the occurrence, with respect to the borrowing Participant, of any of the following events of default:

              (i) any payment of principal and accrued interest on the loan remains due and unpaid for a period of thirty (30) days after the same becomes due and payable under the terms of the loan;

              (ii) the commencement of a preceding in bankruptcy, receivership or insolvency by or against the borrowing Participant;

              (iii) the termination of employment of the borrowing Participant with the Employer for any reason; or

              (iv) the borrowing Participant attempts to make an assignment, for the benefits of creditors, of the Adjusted Balance of his Rollover Contribution Account or Participant Pre-Tax Contribution Account under the Plan or of any other security for the loan.

              Any repayments of principal and interest of the loan not paid when due shall bear interest thereafter, to the extent permitted by law, at the rate specified by the terms of the loan. The repayment and acceptance of any sum or sums at any time on account of the loan after an event of default, or any failure to act to enforce the rights granted hereunder upon the event of default, shall not be a waiver of the right of acceleration set forth in this paragraph.

              If in the event of default an acceleration of the unpaid balance of the loan and interest due thereon shall occur, the Committee shall have the right to direct the Trustee to pursue any remedies available to a creditor at law or under the terms of the loan, including the right to execute on the security for a loan, and to apply any amounts credited to the accounts of the borrowing Participant at the time of execution or at any time thereafter in satisfaction of the unpaid balance of the loan and interest due thereon. Notwithstanding the preceding provisions of this paragraph, the Committee shall have no right to direct the Trustee to execute on any amounts credited to the Rollover Contribution Account or the Participant Pre-Tax Contribution Account of the borrowing Participant during the Plan Year in which the execution on such security is to occur or during the two preceding Plan Years.

              Each loan shall be a first lien against the Rollover Contribution Account or the Participant Pre-Tax Contribution Account of the borrowing Participant. If: (i) any portion of a loan or loans shall be outstanding; and (ii) an event occurs pursuant to which the Participant or his estate or his Beneficiaries will receive a distribution from the Rollover Contribution Account or the Participant Pre-Tax Contribution Account of such Participant under the provisions of the Plan, then such distribution shall, to the extent necessary to liquidate the unpaid portion of the loan or loans be made to the Trustee as payment on the loan or loans. No distribution shall be made to a Participant or his estate or his Beneficiaries in the amount greater than the excess of the portion of his Rollover Contribution Account and Participant Pre-Tax Contribution Account otherwise distributable over the aggregate of the amounts owing with respect to such loan or loans plus interest, if any, thereon.

         (5) ADMINISTRATION OF LOANS. The Committee shall have the sole responsibility of administering loans.

IN WITNESS WHEREOF, this instrument, which constitutes the Pennsylvania Pressed Metals, Inc. Savings Plan, has been executed by a duly authorized officer of the Company this day of ______________, 1992.


                        PENNSYLVANIA PRESSED METALS INC.


                                       BY: __________________________


                                       Title: _______________________

                       PENNSYLVANIA PRESSED METALS, INC.
                                  SAVINGS PLAN

                                FIRST AMENDMENT


     WHEREAS, Pennsylvania Pressed Metals, Inc. (the "Company") has heretofore adopted and established, effective January 1, 1992, the Pennsylvania Pressed Metals, Inc. Savings Plan (the "Plan"); and

     WHEREAS, the Company wishes to make changes to the Plan; and

     WHEREAS, Section 14.01 of the Plan provides that the Company reserves the right at any time to amend or modify the Plan;

     NOW, THEREFORE, pursuant to the authority reserved to it under said Section 14.01, the Company hereby amends the Plan, effective January 1, 1992, as follows;

     Section 1.12 is amended by replacing the last paragraph in its entirety with the following:

          The Compensation of each participant taken into account under the Plan for any Plan year shall not exceed $200,000. Such $200,000 limitation shall be adjusted at the same time and in the same manner as permitted under Section 415(d) of the Code. In determining the Compensation of a Participant for purposes of this $200,000 limitation, the rules of
          Section 414(q)(6) of the Code shall apply, except, in applying such rules, the term "family" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the Plan Year. If, as a result of the application of such rules, the adjusted $200,000 limitation is exceeded, then the limitation shall be prorated among the affected individuals in proportion to each individual's Compensation as determined under this section prior to the application of this limitation.

     Section 1.26 is amended in its entirety by replacing it with the following:

     1.26 HIGHLY COMPENSATED EMPLOYEE means an Eligible Employee who, with respect to the Company, (A) performs services during the Determination Year and (B) is included in any one or more of the groups described for purposes of the Look-Back Year calculation in subparagraph (i) or the Determination Year calculation in subparagraph (ii).

          (i) LOOK-BACK YEAR CALCULATION. For purposes of this paragraph, the following employees shall be Highly Compensated Employees with respect to the Look-Back Year:

               (A) employees who were 5-percent owners at any time during the Look-Back Year;

               (B) employees who receive Compensation in excess of $75,000 during the Look-Back Year;

               (C) employees who receive Compensation in excess of $50,000 during the Look-Back Year and are members of the Top-Paid for the Look-Back Year; and

               (D) employees who are Includible Officers during the Look-Back Year.

                    The $75,000 and $50,000 amounts under this subparagraph shall be adjusted at the same time and in the same manner as under Section 415(d) of the Code.


          (ii) DETERMINATION YEAR CALCULATION. For purposes of this paragraph, the following employees shall be Highly Compensated Employees with respect to the Determination Year:

               (A)  employees who are both (I) described in Sections 1.26
                    (i)(B)(C) and/or (D), when such paragraphs are modified to substitute the Determination Year for the Look-Back year, and (II) one of the 100 employees who receive the most compensation from the Company during the Determination Year; and

               (B) employees who were 5-percent owners at any time during the Determination Year.

         (iii) LOOK-BACK YEAR. The term "Look-Back Year" means the 12-month period immediately preceding the Determination Year.

          (iv) DETERMINATION YEAR. The term "Determination Year" means the Plan Year.

          (v) TOP-PAID GROUP. The term "Top-Paid Group" means, with respect to a particular year, the group consisting of the top 20 percent of the Company's employees when ranked on the basis of Compensation received from the Company during such year. The number of employees in the Top-Paid Group for a particular year is equal to 20 percent of the total number of active employees of the Company for such year, reduced by those active employees excluded under Sections 1.414(q)-1T, Q & A- 9(b)(1)(i), (ii) and (iii) of the Treasury Regulation.

          (vi) INCLUDIBLE OFFICERS. The term "Includible Officer" means an employee who is (A) an officer of the Company (within the meaning of Section 416(i) of the Code and the regulations thereunder) at any time during the Determination Year or Look-Back Year and (B) receives compensation during such year that is greater than 50 percent of the dollar limitation in effect under section 415(b)(1)(A) of the Code for the calendar year in which the Determination Year or Look-Back Year begins. If no officer of the Company satisfies the Compensation requirement of (B) above, the highest paid officer of the Company for such year that is treated as a Highly Compensated Employee. Notwithstanding the foregoing, the determination of which employees are Includible Officers shall be subject to the maximum inclusion limitations of Section 1.414(q)-IT, Q & A-10(b) of the Treasury Regulations.

         (vii) FAMILY AGGREGATION. If an employee is, during a Determination Year or a Look-Back Year, a Family Member of either a (A) 5-percent owner who is an active or former employee or (B) a Highly Compensated Employee who is one of the ten most highly compensated employees ranked on the basis of Compensation paid by the Company during such year, then the Family Member and the 5-percent owner or top-ten Highly Compensated Employee shall be aggregated and shall be treated as a single employee receiving Compensation and Plan contributions equal to the sum of such Compensation and contributions for the Family Member and 5-percent owner or top-ten Highly Compensated Employee.

        (viii) FAMILY MEMBER. The term "Family Member" means the spouse, lineal ascendants and descendants of the employee or former employees, and the spouses of such lineal ascendants and descendants.

          (ix) COMPENSATION. For purposes of this paragraph Compensation means compensation within the meaning of Section 415 (c)(3) including elective or salary reduction contributions to a cafeteria plan, cash or deferral arrangement or tax-sheltered annuity.

          (x) SPECIAL RULES. For purposes of this paragraph, Employers aggregated under section 414(b), (c), (m), or (o) are treated as a single employer.

               Section 5.03 is amended by adding the following subparagraph:

          (e) For purposes of this Section, if the Plan and one or more other plans which include cash or deferred arrangements actually are aggregated for purposes of Section 410(b) (other than for purposes of the average benefit percentage test) of the Code, the cash or deferred arrangements included in the Plan and such other plans shall be treated as a single cash or deferred arrangement for purposes of Section 401(k) of the Code and Section 1.401(k)-1(b) of the Treasury Regulations. Plans are aggregated under this paragraph only if they have the same plan year.

          Section 5.06 is amended by adding the following subparagraph:

               (c) FAMILY AGGREGATION. The determination and correction of excess contributions of a Highly Compensated Employee whose average deferral ratio is determined in accordance with the family aggregation rules of Section 5.03(c) is accomplished by reducing the average deferral ratio as required by subsection (a) and allocating the Excess Contributions for the family group among the family members in proportion to the Participant Pre-Tax Contributions of each family member that is combined to determine the average deferral ratio.

     Section 5.08 is amended by adding the following subparagraph:

          (c) FAMILY AGGREGATION. The determination and correction of excess aggregate contributions of a Highly Compensated Employee whose average contribution ratio is determined in accordance with the family aggregation rules of section 5.04(c) is accomplished by reducing the average contribution ratio as required by this subsection (a) and allocating the excess aggregate contributions for the family group among the family members in proportion to the Matching Contributions of each family member that is combined to determine the average contribution ratio.

     Article 5 is amended by adding the following Section:

     5.09 MULTIPLE USE.

          If (i) the sum of the average deferral ratio of the entire group of eligible Highly Compensated Employees under the Plan and the average contribution ratio of the entire group of eligible Highly Compensated Employees under the Plan exceeds the Aggregate Limit, (ii) the average deferral ratio of the entire group of eligible Highly Compensated Employees exceeds the amount described in the 125% test under Section 5.03(a)(1), and (iii) the average contribution ratio of the entire group of eligible Highly Compensated Employees exceeds the amount described in the 125% test under Section 5.04(a)(1), then the average deferral ratio of those Highly Compensated Employees will be reduced so that the Aggregate Limit is not exceeded. The amount of the reduction of the average deferral ratio of the entire group of Highly Compensated Employees needed to satisfy the Aggregate Limit is calculated in the manner described in Section 5.06(a) and shall be treated as Excess Contributions. For purposes of the multiple use test, the average deferral ratio and the average contribution ratio are determined after any corrections required to meet the average deferral ratio test and the average contribution ratio test.

               The "Aggregate Limit" shall mean the greater of :

               (A) the sum of (i) 1.25 times the greater of (I) the average deferral ratio of the participants who are not Highly Compensated Employees for the Plan Year (the "Relevant ADR") or (II) the average contribution ratio of the participants who are not Highly Compensated Employees for the Plan Year (the "Relevant ACR"), and (ii) two percentage points plus the lesser of the Relevant ADR or the Relevant ACR, provided that this amount does not exceed two times the lesser of the Relevant ADR or the Relevant ACR; or

               (B) the sum of (i) 1.25 times the lesser of the Relevant ADR or the Relevant ACR, and (ii) two percentage points plus the greater of the Relevant ADR or the Relevant ACR above, provided that this amount does not exceed two times the greater of the Relevant ADR or the Relevant ACR.

Section 7.05 is amended by adding the following subsection:

          (e) AMENDMENTS TO VESTING SCHEDULE. If the vesting schedule of a plan is amended, then as of the date such amendment is adopted, in the case of an employee who is, a participant on:

                 (1)  The date the amendment is adopted, or
                 (2)  The date the amendment is effective, if later,

               The nonforfeitable percentage (determined as of such date) of such Employee right to the Employee's employer-derived benefit is not less than the Employee's percentage computed under the plan without regard to such amendment.

               Any Participant whose non forfeitable percentage is determined under the vesting schedule as amended and who has completed at least 3 years of service with the Employer, may elect to have the non forfeitable percentage determined under the vesting schedule without regard to such amendment.

The Plan is amended by adding the following Article:

ARTICLE 18 - DIRECT ROLLOVER

18.01 DIRECT ROLLOVERS
      ----------------

          (a) IN GENERAL. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under Articles 8 and 10, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

          (b) DEFINITIONS. The following definitions shall apply for purposes of this Section:

               (1) ELIGIBLE ROLLOVER DISTRIBUTION means any distribution of all of any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

               (2) ELIGIBLE RETIREMENT PLAN means an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

               (3) DISTRIBUTEE means an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse of former spouse who is the Alternate Payee under a Qualified Domestic Relations Order, as defined in Section 414(p) of the Code, are Distributees with regard to the interest of the spouse or former spouse.

               (4) DIRECT ROLLOVER means a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

     IN WITNESS WHEREOF, the Company, by its authorized officer, has caused this amendment to be executed on 9th day of December, 1993.
                            ---        --------

                                       Pennsylvania Pressed Metals, Inc.

                                       By /s/ R. A. McLean
                                          --------------------------

WILLIAM M.
MERCER
INCORPORATED
- --------------------------------------------------------------------------------

November 23, 1993

                                                        RETURN RECEIPT REQUESTED

Mr. Joseph Rotundo
Internal Revenue Service
EP/EO Division
Group 7111
P.O. Box 13163
Baltimore, Maryland 21203


Subject:    PENNSYLVANIA PRESSED METALS, INC. SAVINGS PLAN EP:7111:JR
            ---------------------------------------------------------


Dear Mr. Rotundo:

Enclosed is the first amendment to the above referenced plan incorporating information requested in your letter of October 27, 1993. An executed copy of the document will be forwarded to you directly from the plan sponsors.

Please feel free to call me at (716)325-2870 if you require any additional information.

Yours very truly,


/s/ Rita C. Straker

Rita C. Straker
Associate


RCS/688/san


Enclosure


cc:   Rick McLean


- --------------------------------------------------------------------------------
                                                      120 East Avenue
                                                      Rochester NY  14604

                                                      716 325 2870

                                                      A Marsh & McLennan Company

                 PENNSYLVANIA PRESSED METALS, INC. SAVINGS PLAN

                                SECOND AMENDMENT


     WHEREAS, Pennsylvania Pressed Metals, Inc. (the "Company") has heretofore adopted and established, effective January 1, 1992, the Pennsylvania Pressed Metals, Inc. Savings Plan (the "Plan"'); and

     WHEREAS, the Company wishes to make changes to the Plan; and

     WHEREAS, Section 14.01 of the Plan provides that the Company reserves the right at any time to amend or modify the Plan;

     NOW, THEREFORE, pursuant to the authority reserved to it under said Section 14.01, the Company hereby amends the Plan, effective January 1, 1994, as follows;

Section 1.12 of the Plan is amended by adding the following paragraphs to the end of the Section:

          In addition to other applicable limitations set forth in the plan, and notwithstanding any other provision of the plan to the contrary, the plan years beginning on or after January 1, 1994, the annual compensation of each employee taken into account under the plan shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 annual compensation limit is ( $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Internal Revenue Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

          For plan years beginning on or after January 1, 1994, any reference in this plan to the limitation under section 401(a)(17) of the Code shall mean the OBRA '93 annual compensation limit set forth in this provision.

          If compensation for any prior determination period is taken into account in determining an employee's benefits accruing in the current plan year, the compensation for that prior determination period is subject to the OBRA '93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first plan year beginning on or after January 1, 1994, the OBRA '93 annual compensation limit is $150,000.

     IN WITNESS WHEREOF, the Company, by its authorized officer, has caused this amendment to be executed on 27th day of April, 1995.
                            ----        -----

                                       Pennsylvania Pressed Metals, Inc.

                                       By  /s/ R. A. McLean
                                           ----------------------

                 PENNSYLVANIA PRESSED METALS, INC. SAVINGS PLAN
                                THIRD AMENDMENT

         WHEREAS, Pennsylvania Pressed Metals, Inc. (the "Company") has heretofore adopted and established, effective January 1, 1992, the Pennsylvania Pressed Metals, Inc. Savings Plan (the "Plan"); and

         WHEREAS, the Company wishes to make changes to the Plan; and

         WHEREAS, Section 14.01 of the Plan provides that the Company reserves the right at any time to amend or modify the Plan.

         NOW, THEREFORE, pursuant to the authority reserved to it under said
Section 14.01, the Company hereby amends the Plan, effective as of January 1, 1995 (except as specifically stated herein), as follows:


                                   Section 1
                                   ---------

         Section 1.03 of the Plan is hereby amended by deleting Subsections (a),
(b) and (c) thereof.


                                   Section 2
                                   ---------

         Effective as of October 26, 1994, a new Section 1.11A is hereby added to the Plan, immediately following Section 1.11, to read as follows:

         "1.11A   COMPANY STOCK means the Class A Common Stock of the Company."


                                   Section 3
                                   ---------

         The first paragraph of Section 1.12 of the Plan is hereby amended by deleting the phrase "Sections 125, 402(l)(8) and 402(h) of the Code" and replacing it with the phrase "Sections 125, 402(g) and 402(h) of the Code."


                                   Section 4
                                   ---------

         Section 1.12(a) of the Plan is hereby amended by adding the following parenthetical phrase to the end thereof: "(excluding, however, contributions pursuant to a salary reduction agreement under Sections 125, 402(g) or 402(h) of the Code)."


                                   Section 5
                                   ---------

         Section 1.17 of the Plan is hereby amended by adding the following sentence to the end thereof:

        "The only Employer under the Plan is the Company."


                                   Section 6
                                   ---------

         Section 1.22 of the Plan is hereby amended by deleting the phrase "Employer Pension Contributions" and replacing it with the phrase "Employer Retirement Contributions."


                                   Section 7
                                   ---------

         Section 1.31(a) of the Plan is hereby amended by deleting the phrase "(other than the review procedure under Section 9.03(c) and the administration of the Trust Fund)" and replacing it with the phrase "(other than the administration of the Trust Fund)."


                                   Section 8
                                   ---------

         Effective January 1, 1993, Section 1.43 of the Plan is hereby amended in its entirety to read as follows:

         "1.43 QUALIFIED ROLLOVER DISTRIBUTION means a distribution to a Participant of cash from a trust held under another plan in which the Participant participated, or an individual retirement account described in Code Section 408(d)(3)(A)(ii), in a distribution which constitutes an "eligible rollover distribution" under Code Section 401(a) (31) or Code Section 402(c) (4)."


                                   Section 9
                                   ---------

         Section 4.03(a) of the Plan is hereby amended in its entirety to read as follows:

   "(a) DETERMINATION OF AMOUNT. In respect of each Plan Year during which the Plan is in effect, the Employers may contribute to the Trust on behalf of each of their

         "qualifying Employees" (as defined below) who are Plan Participants, an amount equal to a percentage of the Compensation of each such qualifying Employee, such percentage to be determined by the Board of Directors of the Company each Plan Year. For purposes of this Subsection, a "qualifying Employee" is (i) a Plan Participant who has completed 1,000 or more Hours of Service during such Plan Year and who is in the employ of an Employer on the last day of such Plan Year or
         (ii) a Plan Participant who retired on or after age 60, died or suffered a Permanent Disability during such Plan Year."


                                   Section 10
                                   ----------

         Effective January 1, 1993, Section 4.04(a) of the Plan is hereby amended in its entirety to read as follows:

    "(a) CONTRIBUTIONS PERMITTED. In the event that a Participant has received a Qualifying Rollover Distribution, he may, with the consent of the Committee, (i) directly transfer all or a portion of such Qualifying Rollover Distribution to the Plan in a "direct transfer" as described in Code Section 401(a) (31) or (ii) contribute all or a portion of such Qualifying Rollover Distribution to the Plan within sixty days of the Participant's receipt of such Qualifying Rollover Distribution. Such contributions shall be considered Rollover Contributions and shall be credited to the Participant's Rollover Contribution Account in accordance with Section 6.02. Rollover Contributions shall be fully vested and nonforfeitable at all times."


                                   Section 11
                                   ----------

         The last sentence of Section 5.02(a) of the Plan is hereby amended in its entirety to read as follows:

    "For purposes of this Section, "maximum dollar limitation" means $30,000 (as adjusted pursuant to Code Section 415(d))."


                                   Section 12
                                   ----------

         Section 6.03 of the Plan is hereby amended by deleting the phrase "last day of each Plan Year" and replacing it with the phrase "last day of each calendar quarter."

                                   Section 13
                                   ----------

         Section 7.05(a) of the Plan is hereby amended by (1) deleting the phrase "disability" and replacing it with the phrase "Permanent Disability", and
(2) deleting the phrase "Nonforfeitable Percentage of Employer Matching, Pension and Profit Sharing Contribution Accounts" and replacing it with the phrase "Nonforfeitable Percentage of Employer Retirement Contribution Accounts."


                                   Section 14
                                   ----------

         Sections 8.01(a) and (b) of the Plan are hereby amended in their entirety to read as follows:

    "(a) If the value of the Participant's vested Total Account Balance as of his termination of employment does not exceed $3,500 (and never exceeded $3,500 at the time of any previous withdrawal or distribution), the Participant's vested Total Account Balance shall be paid to him (or his Beneficiary) in a single lump sum as soon as practicable following such termination of employment.

     (b) If Subsection (a) does not apply, the Participant will be entitled to receive a distribution of his vested Total Account Balance at any time following his termination of employment, provided he has filed the Prescribed Form with the Committee. Distribution shall be in the form of a single lump sum payment, based on the Participant's vested Total Account Balance as of his Benefit Commencement Date."


                                   Section 15
                                   ----------

         Effective as of October 26, 1994, Section 8.01(e) of the Plan is hereby amended in its entirety to read as follows:

    "(e) The amount which a Participant or Beneficiary is entitled to receive at any time and from time to time shall be paid by the Trustee at the direction of the Committee. Effective October 26, 1994, the payments shall be made in cash or in whole shares of Company Stock (to the extent that all or any portion of the vested Total Account Balance is invested in shares of Company Stock), as elected by the Participant or Beneficiary.

                                   Section 16
                                   ----------

         Effective on the date of execution of this Amendment, Section 8.01(f) of the Plan is hereby deleted in its entirety.


                                   Section 17
                                   ----------

         The second paragraph of Section 9.03(c) of the Plan is hereby amended by deleting the phrase ",such as the need to hold a hearing," therefrom.


                                   Section 18
                                   ----------

         Section 9.07 of the Plan is hereby amended by (1) deleting Subsection
(b) thereof, and (2) deleting the last paragraph thereof.


                                   Section 19
                                   ----------

         Section 10.01(a) of the Plan is hereby amended by deleting the phrase "A Participant who suffers a financial hardship" in the first line thereof and replacing it with the phrase "A Participant who is an Employee and who suffers a financial hardship."


                                   Section 20
                                   ----------

         Section 10.01(d) (3) of the Plan is hereby amended by adding the phrase "and room and board expenses" after the phrase "related educational fees" therein.


                                   Section 21
                                   ----------

         The first sentence of Section 10.02 of the Plan is hereby amended by deleting the phrase "A Participant may withdraw" and replacing it with the phrase "A Participant who is an Employee may withdraw."


                                   Section 22
                                   ----------

         Effective October 26, 1994, Section 1l.04(b)(2) of the Plan is hereby amended by adding the following sentence to the end thereof:

         "The Committee has designated a Company Stock Fund as an investment fund under the Plan."


                                   Section 23
                                   ----------

         The last sentence of Section 11.04(b)(3) of the Plan is hereby amended by deleting the phrase "twenty-five percent (25%)" and replacing it with the phrase "five percent (5%)."


                                   Section 24
                                   ----------

         Effective for the period between October 26, 1994 and September 30, 1995, a new Section 11.05 is hereby added to the Plan, immediately following
Section 11.04, to read as follows:

  "11.05 VOTING, CONSENTS AND TENDER OFFERS. (a) Company Stock held by the
         Trustee in Participant Accounts shall be voted by the Trustee at each meeting of stockholders of the Company as instructed in writing by the Participant (or Beneficiary) to whose Account such Company Stock is credited, subject to the provisions of this Section. The Company shall cause each Participant (or Beneficiary) to be provided with a copy of the notice of each meeting of stockholders and the proxy statement relating thereto, together with an appropriate form for the Participant (or Beneficiary) to indicate his voting or consent instructions to the Trustee. If instructions are not received by the Trustee with respect to any Company Stock prior to such meeting, such Company Stock shall be voted by the Trustee in the same proportion as the instructions received with respect to other Company Stock.

         (b) In the event of a tender or exchange offer for shares of Company Stock, the Committee shall utilize its best efforts to timely distribute or cause to be distributed to each Participant (or, in the event of his death, his Beneficiary) such information as will be distributed to stockholders of the Company in connection with any such tender or exchange offer, together with a form requesting confidential instructions as to whether or not shares of Company Stock in such Participant's Accounts shall be tendered or exchanged by the Trustee. Each Participant (or his Beneficiary) shall have the right, to the extent of shares of Company Stock in the Participant's Accounts, to direct the Trustee in writing as to the manner in which to respond to such tender or exchange offer, and the Trustee shall respond in accordance with the instructions so received. If the Trustee shall not receive timely direction from a Participant (or his Beneficiary) as to the manner in which to respond to such tender or exchange offer, the Trustee shall not tender or exchange any shares of Company Stock held in such Participant's Accounts and the Trustee shall have no discretion in such matter. The Trustee shall not divulge to the Company the instructions of any Participant. In the event of a tender or exchange offer for shares or units (other than Company Stock), the Trustee shall tender or exchange any shares or units held in Participants' Accounts in its discretion."


                                   Section 25
                                   ----------

         Effective on the date of execution of this Amendment, Section 11.05 of the Plan is hereby amended in its entirety, to read as follows:

  "11.05 VOTING, CONSENTS AND TENDER OFFERS. (a) Company Stock held by the
         Trustee in Participant Accounts shall be voted by the Trustee at each meeting of stockholders of the Company as instructed in writing by the Participant (or Beneficiary) to whose Account such Company Stock is credited, subject to the provisions of this Section. The Company shall cause each Participant (or Beneficiary) to be provided with a copy of the notice of each meeting of stockholders and the proxy statement relating thereto, together with an appropriate form for the Participant (or Beneficiary) to indicate his voting or consent instructions to the Trustee, at least twenty (20) days prior to such meeting. If instructions are not received by the Trustee with respect to any Company Stock at least ten (10) days prior to such meeting, such Company Stock shall be voted by the Trustee in accordance with instructions received from the Committee.

         (b) In the event of a tender or exchange offer for shares of Company Stock, the Committee shall utilize its best efforts to timely distribute or cause to be distributed to each Participant (or, in the event of his death, his Beneficiary) such information as will be distributed to stockholders of the Company in connection with any such tender or exchange offer, together with a form requesting confidential instructions as to whether or not shares of Company Stock in such Participant's Accounts shall be tendered or exchanged by the Trustee. Each Participant (or his

         Beneficiary) shall have the right, to the extent of shares of Company Stock in the Participant's Accounts, to direct the Trustee in writing as to the manner in which to respond to such tender or exchange offer, and the Trustee shall respond in accordance with the instructions so received. If the Trustee shall not receive timely direction from a Participant (or his Beneficiary) as to the manner in which to respond to such tender or exchange offer, the Trustee shall not tender or exchange any shares of Company Stock held in such Participant's Accounts and the Trustee shall have no discretion in such matter. The Trustee shall not divulge to the Company the instructions of any Participant. In the event of a tender or exchange offer for shares or units (other than Company Stock), the Trustee shall tender or exchange any shares or units held in Participants' Accounts in its discretion."


         EXECUTED this 3rd day of October, 1995.
                       ---        -------

                                       PENNSYLVANIA PRESSED METALS, INC.


                                       By: /s/ R. A. McLean
                                           ---------------------------
                                       Title: V.P. Finance, Sect., Treasurer

                 PENNSYLVANIA PRESSED METALS, INC. SAVINGS PLAN
                                FOURTH AMENDMENT

         WHEREAS, Pennsylvania Pressed Metals, Inc. (the "Company") has heretofore adopted and established, effective January 1, 1992, the Pennsylvania Pressed Metals, Inc. Savings Plan (the "Plan"); and

         WHEREAS, the Company wishes to make changes to the Plan; and

         WHEREAS, Section 14.01 of the Plan provides that the Company reserves the right at any time to amend or modify the Plan; and

         WHEREAS, on or prior to December 31, 1995, the Company will be merged into, and become a part of, Sinter Metals, Inc. ("Sinter"), and Sinter will therefore become the sponsor of the Plan.

         NOW, THEREFORE, pursuant to the authority reserved to it under said
Section 14.01, the Company and Sinter hereby amend the Plan, effective on the dates indicated below, as follows:

                                   SECTION 1
                                   ---------

         Effective on the date of the merger of the Company into Sinter, the first paragraph of the Preamble to the Plan is hereby amended in its entirety to read as follows:

         "PURPOSE OF THE PLAN. The purpose of the Plan is to provide retirement income for Eligible Employees of Sinter Metals, Inc. (the "Company") and such of its subsidiaries that adopt the Plan with the approval of the Company through a program of Participant and Employer Contributions which are invested by the Trustee until such time as benefits are distributed under the Plan to a Participant or his Beneficiary."

                                   SECTION 2
                                   ---------

         Effective on the date of the merger of the Company into Sinter, Section
1.11 of the Plan is hereby amended in its entirety to read as follows:

     "1.11 COMPANY means Sinter Metals, Inc. and any organization that is a successor thereto."

                                   SECTION 3
                                   ---------

         Effective January 1, 1996, Section 1.15 of the Plan is hereby amended in its entirety to read as follows:

     "1.15 ELIGIBLE EMPLOYEE means any Employee (1) who is regularly employed in the United States by an Employer, (2) who is designated as an Eligible Employee in an Instrument of Adoption executed in accordance with Section 13.01 hereof, and (3) who is not an Ineligible Employee.

                                   SECTION 4
                                   ---------

         Effective on the date of the merger of the Company into Sinter, the last sentence of Section 1.17 of the Plan is hereby amended in its entirety to read as follows:

         "The only Employer under the Plan is the Pennsylvania Pressed Metals and American Powdered Metals divisions of the Company."

                                    SECTION 5
                                    ---------

         Effective January 1, 1996, the last sentence of Section 1.17 of the Plan is hereby amended in its entirety to read as follows:

         "Effective January 1, 1996, the only Employer under the Plan is the Company."

                                   SECTION 6
                                   ---------

         Effective on the date of the merger of the Company into Sinter, Section
1.38 of the Plan is hereby amended in its entirety to read as follows:

     "1.38 PLAN means the Sinter Metals, Inc. Savings Plan (previously known as the Pennsylvania Pressed Metals, Inc. Savings Plan) set forth herein, as amended from time to time."

                                   SECTION 7
                                   ---------

         Effective January 1, 1996, Section 2.01(b) of the Plan is hereby amended in its entirety to read as follows:

   "(b)  PARTICIPATION REQUIREMENTS.

         (1) PARTICIPATION FOR PRE-TAX CONTRIBUTIONS. An Eligible Employee shall satisfy the Participation Requirements for Pre-Tax Contributions when the Employee first performs an Hour of Service as an Eligible Employee.

         (2) PARTICIPATION FOR COMPANY MATCHING AND EMPLOYER RETIREMENT CONTRIBUTIONS. An Eligible Employee shall satisfy the Participation Requirements for Company Matching and Employer Retirement Contributions when the Employee has completed one (1) Year of Service for Participation for an Employer.

         An Eligible Employee who satisfies the Participation Requirements on any date shall satisfy them on any subsequent date notwithstanding any interruption in employment."

                                   SECTION 8
                                   ---------

         Effective January 1, 1996, Section 4.02 of the Plan is hereby amended by deleting the word "Company" and replacing it with the word "Employer" each time it appears therein.

                                   SECTION 9
                                   ---------

         Effective January 1, 1996, the first sentence of Section 4.03(a) of the Plan is hereby amended in its entirety to read as follows:

         "In respect of each Plan Year during which the Plan is in effect, the Employers may contribute to the Trust on behalf of each of their "qualifying Employees" (as defined below) who are Plan Participants, an amount equal to a percentage of the Compensation of each such qualifying Employee, such percentage to be determined by the Board of Directors of each Employer each Plan Year."

                                   SECTION 10
                                   ----------

         Effective January 1, 1996, Section 4.03(b) of the Plan is hereby amended by deleting the words "Company" and "Company's" and replacing them with the words "Employer" and "Employer's" each time they appear therein.

                                   SECTION 11
                                   ----------

         Effective January 1, 1996, Section 11.03(a) of the Plan is hereby amended by deleting the word "Company" and replacing it with the word "Employer" each time it appears therein.

         EXECUTED this 12th day of December, 1995.
                       ----        --------


                                       PENNSYLVANIA PRESSED METALS, INC.


                                       By: /s/ Joseph W. Carreras
                                           -----------------------------
                                           Title: Chairman


                                       SINTER METALS, INC.


                                       By: /s/ Joseph W. Carreras
                                           -----------------------------
                                           Title: Chairman